SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

LIMELIGHT NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

Meeting Date: Thursday, June 6, 2013

Time: 9:00 a.m. local time

Meeting Location:	Limelight Networks Global Headquarters
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281

Limelight Networks, Inc.

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Limelight Networks, Inc. The Annual Meeting will be held on Thursday, June 6, 2013, at 9:00 a.m. local time, at the Limelight Networks Global Headquarters, located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2012. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of April 12, 2013 may vote at the Annual Meeting.

We are pleased to inform you that this year we will be taking advantage of the “Notice and Access” method of providing proxy materials via the Internet. On or about Wednesday, April 24, 2013, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 and how to vote. This notice also contains instructions on how to receive a paper or e-mail copy of the proxy materials. We believe that this method will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.

Your vote is important. Whether or not you plan to attend the meeting, please promptly vote and submit your proxy by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

Walter D. Amaral

Non-Executive Chairman of the Board

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 6, 2013
Time:	9:00 a.m. local time
Place:	Limelight Networks Global Headquarters
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281

Matters to be voted on:

1.	Election of Jeffrey T. Fisher, David C. Peterschmidt, and Robert A. Lento as Class III directors.

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm.

3.	Approval of the Company’s 2013 Employee Stock Purchase Plan (“ESPP”), a copy of which is attached as Appendix A to the accompanying Proxy Statement.

The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 12, 2013 are entitled to notice of and to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 and how to vote will be mailed on or about April 24, 2013, to all stockholders entitled to vote at the meeting.

By order of the Board of Directors,

Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary
April 23, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, June 6, 2013. The Proxy Statement and the Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

LIMELIGHT NETWORKS, INC.

PROXY STATEMENT FOR 2013

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors, or Board, of Limelight Networks, Inc. (“Limelight” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 6, 2013, at 9:00 a.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at the Limelight Networks Global Headquarters, located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2012, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 and how to vote will be mailed on or about April 24, 2013, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. Our telephone number is (602) 850-5000.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records show that you own shares of Limelight as of April 12, 2013. As of the close of business on March 31, 2013, we had a total of 96,138,872 shares of common stock issued and outstanding, which were held of record by approximately 348 stockholders. As of March 31, 2013, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

•

Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 5, 2013. When you access the website, please have your Notice or proxy card in hand. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Vote by Telephone. If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 5, 2013. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•

Vote by Mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided with your printed materials. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

•	“FOR” the election of Jeffrey T. Fisher, David C. Peterschmidt, and Robert A. Lento to the Board as Class III Directors; and

•	“FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013.

•	“FOR” approval of the Company’s 2013 Employee Stock Purchase Plan (“ESPP”), a copy of which is attached as Appendix A to the accompanying Proxy Statement.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2014 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, must be received by us no later than December 24, 2013 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2014 Annual Meeting of Stockholders that is not to be included in Limelight’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Limelight’s bylaws no later than December 24, 2013. Limelight’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and through our website at http://investors.limelightnetworks.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board. Our Board currently consists of three Class I directors, three Class II directors, and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three (3) years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Changes in Composition of the Board of Directors

The Board is presently composed of nine members, six of whom are independent directors. Subsequent to the end of fiscal 2012, Jeffrey W. Lunsford tendered his resignation as Board member and Chairman of the Board. Concurrent with this resignation, the Board appointed Robert A. Lento to fill the vacancy created by Mr. Lunsford’s resignation and to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Lento became a Class III Board member, with the initial term of Mr. Lento’s appointment expiring at the Company’s annual meeting in 2015. On February 13, 2013, the Board appointed current Class I Board member, Walter D. Amaral, to serve as the Company’s non-executive Chairman of the Board. On April 9, 2013, Nathan F. Raciborski informed the Board of his intent not to stand for re-election as a Class III director of the Company at the Annual Meeting. Mr. Raciborski’s decision to not stand for re-election as a Class III director of the Company at the Annual Meeting would result in a Board consisting of eight members, and the eight members of the Board would consist of three Class I directors, three Class II directors, and two Class III directors. In order to present the recently appointed Mr. Lento for election by the stockholders at the earliest opportunity, on April 9, 2013, Mr. Lento resigned from his position as a Class II director of the Company (term expires 2015) and agreed to accept an appointment as a Class III director of the Company, thereby making himself eligible to stand for election at the Annual Meeting.

Nominees

The Corporate Governance and Nominating Committee of the Board selected, and the Board approved, Jeffrey T. Fisher, David C. Peterschmidt and Robert A. Lento as nominees for election to Class III of the Board at the Annual Meeting. Each of the nominees is now a director and was previously elected by the stockholders at the 2010 annual meeting, except Mr. Lento, who was appointed by the Board in January 2013 to serve as a director upon the recommendation of the Nominating and Governance Committee following a vacancy created by Mr. Lunsford’s resignation. If elected, Messrs. Fisher, Peterschmidt and Lento will each serve as a director until our annual meeting in 2016, until their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” Messrs. Fisher, Peterschmidt and Lento. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

Effective as of the first meeting of stockholders at which directors will be elected following the 2013 Annual Meeting, each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. For these purposes, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected under a plurality standard.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY T. FISHER, DAVID C. PETERSCHMIDT AND

ROBERT A. LENTO TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees

The following table sets forth information regarding our directors and the nominees as of March 31, 2013. Below the table appears a brief account of each director’s business experience and the attributes that led to the conclusion that each director should serve as a director of Limelight. We believe that each director and nominee has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our business.

Name	Age	Position	Director Since
Class I directors whose terms expire at the 2014 Annual Meeting:
Walter D. Amaral	61	Non-Executive Chairman of the Board	2007
Thomas Falk	33	Director	2010
Peter J. Perrone	45	Director	2006

Class II directors whose terms expire at the 2015 Annual Meeting:
Joseph H. Gleberman	55	Director	2006
Fredric W. Harman	52	Director	2006

Class III directors whose terms expire at the 2013 Annual Meeting:
Jeffrey T. Fisher	50	Director	2008
David C. Peterschmidt	63	Director	2007
Robert A. Lento	52	Director	2013

Walter D. Amaral has served as a director since May 2007 and was appointed Non-Executive Chairman of our Board in February 2013. Mr. Amaral served as Senior Vice President and Chief Financial Officer of SiRF Technology Holdings, Inc., a provider of GPS enabled technology, from August 2000 to March 2006. Prior to that, from August 1997 to August 2000, Mr. Amaral served as Senior Vice President and Chief Financial Officer of S3 Incorporated. From April 1995 to August 1997, Mr. Amaral served as Senior Vice President and Chief Financial Officer of NetManage, Inc., a software company. From May 1992 to May 1995, Mr. Amaral served as Senior Vice President and Chief Financial Officer of Maxtor Corporation, a computer storage device company. From May 1977 to May 1992, Mr. Amaral worked in several finance and marketing positions, the most recent of which was Corporate Controller, at Intel Corporation. Mr. Amaral holds a B.S. in Accounting from California State University, San Jose.

Mr. Amaral serves as the Chairman of our Board and Audit Committee and brings to the Board and the Audit Committee a valuable perspective based on his extensive financial and business leadership experience in the technology and software industries, having served as Senior Vice President and Chief Financial Officer of each of SiRF Technology Holdings, Inc., S3 Incorporated, NetManage, Inc. and Maxtor Corporation. In addition, Mr. Amaral has an educational background in accounting. As a result of these and other professional experiences, Mr. Amaral possesses particular knowledge and experience in software and other technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.

Thomas Falk has served as a director of Limelight since April 2010. Prior to that, Mr. Falk was a director of EyeWonder, Inc., which was acquired by Limelight in April 2010, from September 2009 to April 2010. Mr. Falk has been a principal of Falk Ventures GmbH (formerly VEST Europe GmbH) since October 2007. Mr. Falk has been the Chief Executive Officer of eValue AG, a venture firm focused on Internet technology start-up companies focused on new and digital media, since March 2007. eValue supports companies with funding, technology know-how, human resources, public relations, financial management and intensive merger and acquisition advice and assistance. In 2008, Mr. Falk helped to found the German online video network smartclip

AG, which now is owned by adconion media group, Ltd. (formerly smartclip Holdings AG), and operates in other European countries and in the U.S. Mr. Falk also is the founding investor of United Mail Solutions, a European email marketing solutions provider, which was sold to Experian, plc. While pursuing his university degree, he founded Falk eSolutions AG in 1998, which became a pan-European provider of ASP online ad-serving solutions. After expanding Falk eSolutions into the U.S., Falk eSolutions was purchased by DoubleClick in 2006. Mr. Falk served as DoubleClick’s managing director for Europe until Google’s acquisition of DoubleClick in 2007.

We believe that Mr. Falk’s international business experience in European Internet and email marketing companies provides a valuable resource for the Board. His experience includes organizations of different sizes, and he has served in founder, executive management and development roles. Mr. Falk, as Chief Executive Officer of eValue, has invested in, and assisted in the initial phase of, a number of Internet technology start-up companies. Mr. Falk’s business experience and insights into the economic conditions in Europe contributes to the Board’s consideration of strategic options and increases the depth of its international experience. As a result of these and other professional experiences, Mr. Falk possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Jeffrey T. Fisher has served as a director since November 2008. Mr. Fisher has served as Chief Financial Officer and Director of Austin Industries, Inc., a private, employee owned, subchapter-S ESOP organization since March 2009. Prior to that, Mr. Fisher served as Executive Vice President and Chief Financial Officer of Charter Communications from 2006 to 2008. Prior to joining Charter, Mr. Fisher held a variety of senior management positions for Delta Air Lines, Inc. from 1997 to 2006. He served as head of Delta’s Corporate Restructuring Group, and previously held the positions of President and General Manager, and separately, Chief Financial Officer, for Delta Connection, Inc. Mr. Fisher received a B.B.M. degree from Embry Riddle University, and an M.B.A. from the University of Texas in Arlington.

Mr. Fisher’s financial and business leadership experience as the Chief Financial Officer for Austin Industries and as the Executive Vice President and Chief Financial Officer of Charter Communications, Inc. provides a strong financial foundation for Audit Committee and Board deliberations. He also has an educational background in finance. As a result of these and other professional experiences, Mr. Fisher possesses particular knowledge and experience in technology industries and has relevant accounting and financial expertise and independence that strengthen the Board’s collective qualifications, skills, and experience.

Joseph H. Gleberman has served as a director since September 2006. Mr. Gleberman is an Advisory Director in Goldman, Sachs & Co.’s Principal Investment Area. Prior to joining the Principal Investment Area, he served in a variety of capacities in the Investment Banking Division and the Mergers & Acquisitions Department at Goldman, Sachs & Co., which he joined in 1982. Mr. Gleberman also serves on the board of directors of HGI Global Holdings, Inc., iFormation Group, LLC, iHealth Technologies, Inc. and Kerzner International. Mr. Gleberman received a B.A. and an M.A. from Yale University, and an M.B.A. from Stanford University.

Mr. Gleberman has extensive experience in evaluating and providing guidance and strategic advice to technology and software companies as a Advisory Director in Goldman, Sachs & Co.’s Principal Investment Area and through his service in a variety of capacities in the Investment Banking Division and the Mergers & Acquisitions Department at Goldman, Sachs & Co. His investment banking background has added a valuable perspective to the Board. Mr. Gleberman is also an independent director who has extensive outside director experience as a director of HGI Global Holdings, Inc., iFormation Group, LLC, iHealth Technologies, Inc. and Kerzner International. As a result of these and other professional experiences, Mr. Gleberman possesses particular knowledge and experience in corporate finance, investment banking and mergers and acquisitions that strengthens the Board’s collective qualifications, skills, and experience.

Fredric W. Harman has served as a director since September 2006. Mr. Harman has served as a Managing Partner of Oak Investment Partners since 1994. From 1991 to 1994, Mr. Harman served as a General Partner of

Morgan Stanley Venture Capital. Mr. Harman currently serves as a director of U.S. Auto Parts, an online provider of aftermarket auto parts, Demand Media, Inc., an Internet news Media company, and several privately held companies. Mr. Harman received a B.S. and an M.S. in Electrical Engineering from Stanford University, where he was a Hughes Fellow, and an M.B.A. from the Harvard Graduate School of Business.

Mr. Harman’s experience in investment banking as a Managing Partner of Oak Investment Partners and as a General Partner of Morgan Stanley Venture Capital is a valuable resource to the Board as it considers strategic options. Mr. Harman is also an independent director and an experienced board member of technology and Internet companies, serving as an outside director of U.S. Auto Parts, Demand Media, Inc. and several privately held companies. As a result of these and other professional experiences, Mr. Harman possesses particular knowledge and experience in electrical engineering, technology and Internet based companies and corporate finance that strengthens the Board’s collective qualifications, skills, and experience.

Robert A. Lento has served as our Chief Executive Officer since November 2012 and has served as a member of our board of directors since January 2013. Prior to joining us, Mr. Lento was a senior sales executive at Convergys Corporation, a provider of customer management services, from July 1998 to May 2012, most recently serving as President – Information Management Division from September 2007 to May 2012. Prior to that, from 1997 to 1998, Mr. Lento served as President of LAN Systems for Donnelly Enterprise Solutions, Inc., a provider of information management solutions. From 1989 to 1996, Mr. Lento served in leadership positions at ENTEX Information Services, Inc., a provider of computing infrastructure services. Mr. Lento received a B.S. in Management from the State University of New York.

As our President and Chief Executive Officer, Mr. Lento is engaged in all aspects of our business and is able to provide an insider’s perspective in Board discussions about the business and strategic direction of the Company. Mr. Lento brings over thirty years of leadership experience to the Company, which we believe gives him unique insights into our challenges, opportunities, and operations. He possesses leadership, managerial and technical skills relevant to leading the Company, knowledge of the Company’s leading customers, and knowledge of cloud services and SaaS companies generally, which skills and knowledge are directly relevant to strengthening the Board’s collective qualifications, skills, and experience. His business leadership experience at Convergys, serving as president of the company’s information management division, and as president of LAN systems for Donnelly Enterprise Solutions is also a valuable resource to the Board as it guides the Company’s business strategy.

Peter J. Perrone has served as a director since July 2006. Mr. Perrone was a Vice President in Goldman, Sachs & Co.’s Principal Investment Area since 2002 and became a Managing Director in 2007. Prior to transferring to the Principal Investment Area in 2001, Mr. Perrone worked in the High Technology Group at Goldman, Sachs & Co., where he started as an Associate in 1999. Mr. Perrone also currently serves on the board of directors of AppSense Holdings, Limited, Conterra Ultra Broadband, Inc., and Endurance International Group, Inc. Mr. Perrone received a B.S. from Duke University, an M.S. from the Georgia Institute of Technology and an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management.

Mr. Perrone provides a valuable perspective to the Board based on his experience evaluating and providing guidance and strategic advice to technology and software companies as a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area and his work in the High Technology Group at Goldman, Sachs & Co. Mr. Perrone also is an independent director who has extensive outside director experience as a director of AppSense Holdings, Limited, Conterra Ultra Broadband, Inc., and Endurance International Group, Inc. As a result of these and other professional experiences, Mr. Perrone possesses particular knowledge and experience in telecommunications and Internet-based businesses, investment banking and corporate finance that strengthens the Board’s collective qualifications, skills, and experience.

David C. Peterschmidt has served as a director since February 2007. Mr. Peterschmidt is also the Chief Executive Officer and serves on the board of directors of CIBER, Inc., a global information technology consulting services and outsourcing company. Prior to joining CIBER, Inc. Mr. Peterschmidt served as President and Chief Executive Officer of Openwave Systems, Inc. from November 2004 to March 2007. Prior to that, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., from September 2003 to November 2004 and also as Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt currently serves on the board of directors of Savvis Corporation and CIBER, Inc. Mr. Peterschmidt received a B.A. in Political Science from the University of Missouri and an M.A. from Chapman College.

Mr. Peterschmidt brings to our Board and Audit Committee significant business leadership experience and financial experience as the Chief Executive Officer of each of CIBER, Inc., Openwave Systems, Inc., Securify, Inc., and Inktomi, Inc. Mr. Peterschmidt also has outside director experience as a director of Savvis Corporation and CIBER, Inc. As a result of these and other professional experiences, Mr. Peterschmidt possesses particular knowledge and experience serving as and directing senior management personnel in technology-based companies, and also has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held six meetings and acted by unanimous written consent three times during fiscal year 2012. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during fiscal year 2012, except for Thomas Falk, who attended three of the six Board meetings.

Board Independence

The Board has determined that each of its current directors, except Thomas Falk, Nathan F. Raciborski and Robert A. Lento, has no material relationship with Limelight and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board has Audit, Nominating and Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board, and are non-employee directors. Each committee, its current membership, its function and the number of meetings held during fiscal year 2012 are described below.

Audit Committee

The members of our Audit Committee are Messrs. Amaral, Fisher and Peterschmidt. Mr. Amaral serves as the Chairman of the Audit Committee. We believe that the composition of our Audit Committee meets the requirements for independence under the current requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations, and that each member of our Audit Committee qualifies as an audit committee financial expert under applicable rules and regulations. We believe that the functioning of our Audit Committee complies with the applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Audit Committee held five meetings and acted by unanimous written consent four times during fiscal year 2012.

Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee:

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviews our financial statements and reviews our critical accounting policies and estimates; and

•

reviews and discusses with management and the independent registered public accounting firm the results of the annual audit, and our annual audited and quarterly unaudited financial statements, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements.

A copy of the Audit Committee charter is available on our website at http://investors.limelightnetworks.com.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Messrs. Amaral, Fisher, Gleberman, Harman, Perrone and Peterschmidt, each of whom is a non-management member of our Board. Our Board has determined that each of these members is independent within the meaning of the independent director guidelines of the NASDAQ Stock Market, Inc. The Nominating and Governance Committee held three meetings and acted by unanimous written consent one time during fiscal year 2012.

The Nominating and Governance Committee’s purpose is to oversee and assist our Board in reviewing and recommending nominees for election as directors. The Nominating and Governance Committee also:

•	assesses the performance of the Board;

•	reviews, and investigates as necessary, any concerns regarding non-financial matters reported on Limelight’s corporate governance hotline;

•	directs guidelines for the composition of our Board; and

•	reviews and administers our corporate governance guidelines.

A copy of the Nominating and Governance Committee charter is available on our website at http://investors.limelightnetworks.com.

Compensation Committee

The members of our Compensation Committee are Messrs. Perrone, Peterschmidt and Amaral. Mr. Perrone serves as the Chairman of the Compensation Committee. Our Board has determined that each of these members is independent within the meaning of the independent director guidelines of the NASDAQ Stock Market, Inc. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Compensation Committee held nine meetings and acted by unanimous written consent on nine occasions during fiscal year 2012.

Our Compensation Committee oversees our corporate compensation programs. The Compensation Committee also:

•	reviews and recommends policy relating to compensation and benefits of our officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer, senior officers and certain other key employees;

•	evaluates the performance of our officers in light of established goals and objectives;

•	sets compensation of our officers based on its evaluations;

•	administers the issuance of stock options and other awards under our stock plans;

•	reviews and approves a report on executive compensation and a compensation discussion and analysis for inclusion in Limelight’s proxy or information statement; and

•	reviews and evaluates, at least annually, its own performance and that of its members, including compliance with the committee charter.

A copy of the updated Compensation Committee charter is available on our website at http://investors.limelightnetworks.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has at any time been an officer or employee of Limelight. No executive officer of Limelight serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

Stockholder Recommendations and Nominations

Pursuant to the requirements of its charter, the Nominating and Governance Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board should direct the recommendation in writing to:

Corporate Secretary

Limelight Networks, Inc.

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and Limelight within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Nominating and Governance Committee deem appropriate.

A stockholder desiring to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications

We have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, experience, length of service and other commitments. This committee believes it is appropriate that at least one member of the Board meet the criteria for an audit committee financial expert as defined by the rules of the SEC, and that a majority of the members of the Board meet the independent director standard under rules of the NASDAQ Stock Market, Inc. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board. Please see “Information About the Directors and Nominees” above for a discussion of the particular experience, qualifications, attributes or skills relative to each member of the Board that led the Board to conclude that each particular director should serve on Limelight’s Board.

Identification and Evaluation of Nominees for Directors

The Nominating and Governance Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. The Nominating and Governance Committee does not implement a different evaluation process for candidates that are nominated for election to the Board by stockholders or other persons.

After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees.

The Board’s Role in Risk Oversight

It is our management’s responsibility to manage risk and to bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Nominating and Governance Committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation Committee considers risks related to the attraction and retention of employees and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that Limelight’s compensation and benefit plans would have a material adverse effect on the Company. The full Board considers strategic risks and opportunities and regularly receives reports from the committees of the Board regarding risk oversight in their areas of responsibility.

Board Leadership Structure

The Board recognizes that effective board leadership structure can be dependent on the experience, skills and personal interaction between persons in leadership roles as well as the needs of Limelight at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. Prior to January 2013, the positions of Chairman of the Board and Chief Executive Officer were held by the same person. In February 2013, following the tendered resignation of the Company’s former Chairman and Chief Executive Officer, the Board appointed Walter D. Amaral as its non-executive Chairman of the Board. The Board believes that its current leadership structure, with Mr. Lento serving as President and Chief Executive Officer and Mr. Amaral serving as non-executive Chairman of the Board, is appropriate for the Company at this time. Furthermore, currently, six of the nine Board positions are held by very strong and sophisticated independent directors and investors with substantial business experience and expertise who collectively own a significant portion of the Company’s outstanding shares. Three of the Board positions are occupied by representatives of institutional shareholders holding collectively approximately 37% of the Company’s capital stock.

Board Diversity

We do not have a policy as it relates to diversity in the selection of nominees for the Board. Our practice is to seek diversity in experience and viewpoint to be represented on the Board. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that Limelight’s businesses and operations are diverse and global in nature.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, but all directors are encouraged to attend these meetings.

Communicating with the Board of Directors

Any stockholder who desires to contact any of the members of our Board may write to the following address: Board of Directors, c/o Corporate Secretary, Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board or an independent director, or our management or independent advisors, as the Secretary considers appropriate.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct that is applicable to our Chief Executive Officer, Chief Financial Officer and all other principal executive and senior financial officers and all employees, officers and directors. The Code of Ethics and Business Conduct is posted on our website at http://investors.limelightnetworks.com.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2013. The decision of the Board of Directors to appoint Ernst & Young LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Ernst & Young LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of Limelight and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

Ernst & Young LLP has audited our consolidated financial statements since fiscal year 2006. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LIMELIGHT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee Charter is available on the Limelight website at http://investors.limelightnetworks.com.

On behalf of the Board of Directors, the Audit Committee oversees Limelight’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. Ernst & Young LLP, our independent registered public accounting firm (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and for issuing its opinion on the effectiveness of Limelight’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young our audited consolidated financial statements for the fiscal year ended December 31, 2012, matters relating to Limelight’s internal controls over financial reporting and the processes that support the certifications of the financial statements by Limelight’s Chief Executive Officer and Chief Financial Officer. The Audit Committee also discussed with Ernst & Young the scope and plan for the annual audit. In addition, the Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from Ernst & Young as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence and the Audit Committee has discussed the independence of Ernst & Young with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent registered public accounting firm and our management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2012. The Audit Committee also selected Ernst & Young as Limelight’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board of Directors is recommending that the stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by:

Walter D. Amaral, Chairman

Jeffrey T. Fisher

David C. Peterschmidt

Principal Accountant Fees and Services

The following table presents the fees paid or accrued by Limelight for the audit and other services provided by Ernst & Young LLP for the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$840,000	$1, 297,000
Tax Fees	157,000	263,700
Other (2)	—	10,600

Total Fees	$997,000	$1, 608,300

(1)

Includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, and the assistance with review of our SEC filings, including consents and comment letters.

(2)	Other fees for 2011 include fees paid in connection with M&A due diligence.

Audit Committee Pre-Approval Policy

Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by Limelight’s independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on June 7, 2007, the Audit Committee has pre-approved 100% of audit related and non-audit related services by Limelight’s independent registered public accounting firm.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Ernst & Young LLP is compatible with maintaining their independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2013, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to state community property laws, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2013 and common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2013, ignoring the withholding of shares of common stock to cover applicable taxes, are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Percentage of ownership is based on 96,138,872 shares of our common stock outstanding on March 31, 2013. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
5% Stockholders
GS Capital Partners Entities(1)	30,480,087	30.7%
Oak Investment Partners XII, L.P.(2)	6,240,015	6.3%
Executive Officers and Directors
Jeffrey W. Lunsford(3)	3,612,320	1.8%
Nathan F. Raciborski(4)	4,667,814	3.8%
Douglas S. Lindroth(5)	866,240	*
David M. Hatfield(6)	730,222	*
Indu Kodukula(7)	29,687	*
Robert A. Lento(8)	350,000	*
Walter D. Amaral(9)	161,811	*
Thomas Falk(10)	30,266	*
Jeffrey T. Fisher(11)	180,553	*
Joseph H. Gleberman(12)	30,480,087	30.7%
Fredric W. Harman(13)	6,240,015	6.3%
Peter J. Perrone(14)	30,480,087	30.7%
David C. Peterschmidt(15)	145,314	*
All directors and executive officers as a group (16 persons)(16)	48,105,713	43.7%

(1)

Funds affiliated with or managed by Goldman, Sachs & Co. are GS Capital Partners V Fund, L.P. (15,940,283 shares of common stock), GS Capital Partners V Offshore Fund, L.P. (8,234,087 shares of common stock), GS Capital Partners V Institutional, L.P. (5,466,153 shares of common stock) and GS Capital Partners V GmbH & Co. KG (631,970 shares of common stock) (the “Goldman Sachs Funds”). Also includes 166,174 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013, as well as 29,932 shares acquired after vesting of restricted stock units, each of which that directors Perrone and Gleberman have assigned to Goldman, Sachs & Co. Voting and dispositive power for the shares held by GS Capital Partners V Fund, L.P. is held by its general partner GSCP V Advisors, L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Fund, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V Offshore Fund, L.P. is held by its general partner GSCP V Offshore Advisors, L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Offshore Fund, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V Institutional, L.P. is held by its general partner GS Advisors V., L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Institutional, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V GmbH & CO. KG is held by its managing limited partner Goldman, Sachs Capital Management GP GmbH, which disclaims beneficial ownership of the shares held by GS Capital Partners V GmbH & CO. KG except to the extent of its pecuniary interest therein, if any. Goldman, Sachs & Co. is a wholly owned subsidiary of The Goldman Sachs Group, Inc. and was an underwriter of our initial public offering. Goldman, Sachs & Co. is an investment manager of GSCP V Advisors, L.L.C., GSCP V Offshore Advisors, L.L.C. and Goldman, Sachs Capital Management GP GmbH. The Goldman Sachs Group, Inc.,

and certain affiliates, including Goldman, Sachs & Co. and the Goldman Sachs Funds, may be deemed to directly or indirectly beneficially own an aggregate of 30,480,087 shares of common stock which are owned directly or indirectly by the Goldman Sachs Funds. The general partner, managing general partner or managing limited partner of the Goldman Sachs Funds are affiliates of the Goldman Sachs Group, Inc. and Goldman, Sachs & Co. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Funds and their general partner, managing general partner or managing limited partner share voting and investment power with certain of their respective affiliates. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaim beneficial ownership of the shares held by the Goldman Sachs Funds, except to the extent of its pecuniary interest therein, if any. The address of each of the GS Capital Partners entities is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attn: Jeremy Kahn, Attorney-in-fact. This information is based on a Schedule 13G/A filed with the SEC on February 28, 2013 on behalf of The Goldman Sachs Group, Inc. and the GS Capital Partners.

(2)

The names of the parties who share power to vote and share power to dispose of the shares held by Oak Investment Partners XII, L.P. are Oak Management Corporation, Fredric W. Harman, Bandel L. Carano, Gerald R. Gallagher, Ann H. Lamont, Edward F. Glassmeyer, Grace A. Ames, Iftikar A. Ahmed, and Warren B. Riley all of whom are managing members of Oak Associates XII, LLC, the General Partner of Oak Investment Partners XII, L.P. Each such individual disclaims beneficial ownership of the securities held by such partnership in which such individual does not have a pecuniary interest. Oak Management Corporation is the manager of Oak Investment Partners XII, L.P. The address of Oak Investment Partners XII, L.P. is 525 University Avenue, Suite 1300, Palo Alto, CA 94301, Attn: Frederic W. Harman. This information is based on a Schedule 13G/A filed with the SEC on February 22, 2013 on behalf of Oak Management Corporation and also includes 106,174 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013 that Mr. Harman has assigned to Oak.

(3)

Includes 1,762,335 shares of common stock held by Jeffrey W. Lunsford on January 22, 2013. Also includes 1,849,985 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(4)

Includes 2,545,722 shares of common stock held by Nathan F. Raciborski, 1,075,432 shares of common stock held by the Raciborski Children’s Irrevocable Trust dated October 16, 2009 (the “Raciborski Children’s Trust”), and 1,046,660 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013. Nathan F. Raciborski is a trustee of the Raciborski Children’s Trust and holds voting and dispositive power for the shares held by the Raciborski Children’s Trust.

(5)	Includes 402,287 shares of common stock held by Douglas S. Lindroth. Also includes 463,953 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(6)

Includes 153,979 shares of common stock held by David M. Hatfield on January 16, 2013. Also includes 576,243 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(7)	Includes 29,687 shares of common stock held by Indu Kodukula.

(8)

Includes 25,000 shares of common stock held by Robert A. Lento. Also includes 75,000 restricted stock units to which the restrictions will lapse within 60 days of March 31, 2013 and which remain subject to a risk of forfeiture until such time as these restrictions lapse and 250,000 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(9)	Includes 11,224 shares of common stock held by Walter D. Amaral and 150,587 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(10)	Includes 5,578 shares of common stock held by Thomas Falk and 24,688 shares held by eValue AG, which Mr. Falk serves as CEO and managing director and has voting and dispositive power.

(11)	Includes 64,966 shares of common stock held by Jeffrey T. Fisher and 115,587 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(12)

See footnote (1) above. Joseph H. Gleberman is a Managing Director of Goldman, Sachs & Co. Mr. Gleberman holds voting and dispositive power for the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital

Partners V GmbH & Co. KG. Mr. Gleberman disclaims beneficial ownership of the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG except to the extent of his pecuniary interest therein.

(13)

See footnote (2) above. Fredric W. Harman has voting and dispositive power for the shares held by Oak Investment Partners XII, Limited Partnership. Mr. Harman disclaims beneficial ownership of the securities held by such partnership in which he does not have a pecuniary interest.

(14)

See footnote (1) above. Peter J. Perrone is a Managing Director of Goldman, Sachs & Co. Mr. Perrone does not hold voting or dispositive power for the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG. Mr. Perrone disclaims beneficial ownership of the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG except to the extent of his pecuniary interest therein.

(15)	Includes 9,727 shares of common stock held by David C. Peterschmidt and 135,587 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2013.

(16)

Includes an aggregate of 5,190,112 shares issuable upon exercise of options that are exercisable and vesting within 60 days of March 31, 2013. Also includes 193,312 restricted stock units to which the restrictions will lapse within 60 days of March 31, 2013 and which remain subject to a risk of forfeiture until such time as these restrictions lapse.

COMPENSATION COMMITTEE REPORT

The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

Peter J. Perrone, Chairman

David C. Peterschmidt

Walter D. Amaral

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation philosophy is to attract, motivate and retain talented executives responsible for the success of Limelight, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on the achievement of Limelight’s overall financial results, individual contributions and performance by executives and employees and each executive’s potential to enhance long-term stockholder value. Within this overall philosophy, our objectives are to:

•

Motivate executive officers to achieve quantitative financial and qualitative non-financial objectives and create a meaningful link between achievement of these objectives and individual executive compensation;

•

Align the financial interests of executive officers with those of Limelight’s stockholders by providing significant equity-based incentives, while carefully considering both stockholder dilution and stock-based compensation expense; and

•	Offer a competitive total compensation package that enables Limelight to attract and retain top talent.

The Compensation Committee of the Board of Directors (the “Board”) guides our compensation philosophy and objectives. The Compensation Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, practices and packages offered to Limelight’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation, although we have no formal or informal policies regarding such allocations.

The compensation for our named executive officers generally consists of three primary components: base salary, annual incentive cash bonus and equity awards. Other compensation components include severance and change of control provisions, 401(k) retirement benefits, generally available benefits such as health insurance, and in limited instances, special recognition cash bonuses for specific corporate achievements. Limelight considers the proper allocation between long- and short-term incentives by considering the balance that is required to attract and retain executives and reward them for the short-term success of our business while appropriately motivating the executives to strive to achieve our longer-term goals. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with Limelight for executive talent. In allocating between cash and non-cash compensation, we seek to be in the middle of the pack within our peer group for cash compensation, and above average for non-cash, or equity based, compensation so as to align the interests of our stockholders and our named executive officers. We also believe that generally available benefits (such as 401(k) plan participation and health benefits) should be competitive with the external job market, in order to allow us to attract and retain talent. The Compensation Committee, however, does not have a pre-established policy or target for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2012, as well as the other individuals included in the “Summary Compensation Table,” are referred to as the “named executive officers.”

Role and Authority of the Board of Directors and the Compensation Committee

The Compensation Committee has decision-making authority with respect to the compensation of our named executive officers. The members of the Compensation Committee are directors Peter J. Perrone, David C. Peterschmidt and Walter D. Amaral. Each of these individuals qualifies as (i) an “independent director” under the requirements of The NASDAQ Stock Market, Inc., (ii) a “non-employee director” under Rule 16b-3 of the

Securities Exchange Act, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee has adopted a written charter approved by the Board, a copy of which is available on our website at http://investors.limelightnetworks.com.

The Compensation Committee carries out the Board’s responsibilities to: (i) oversee Limelight’s compensation policies, plans and benefits programs; (ii) approve the compensation of our Chief Executive Officer and other executive officers; and (iii) administer Limelight’s equity compensation and incentive plans. In reviewing and approving the executive compensation packages offered to our named executive officers and other key employees, the Compensation Committee is responsible for ensuring that such packages are consistent with our compensation philosophy and objectives. The Compensation Committee also periodically reviews and makes recommendations to the Board regarding compensation, both cash and equity, for members of the Board. During fiscal 2012, the Board made changes to the director compensation structure that became effective on January 1, 2012. These changes are described in greater detail below under “Director Compensation.”

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with Limelight’s Human Resources department and other company executives as the Compensation Committee determines to be appropriate. In December 2007, May 2009, December 2009, December 2010, August 2011, and May 2012, the Compensation Committee engaged Compensia, an executive compensation consulting firm, and received an Executive Compensation Assessment from Compensia in February 2008, May 2009, December 2009, December 2010, September 2011, and May 2012. In May 2012, the Compensation Committee received advice and guidance from Compensia regarding confirmation of the Company’s executive compensation strategy, assessment of the competitiveness of total pay packages for the Company’s senior executives relative to market and peers and development of 2012 executive cash compensation and equity grant guidelines. The Compensation Committee currently feels that it is adequately and appropriately able to assess and determine the compensation arrangements for our named executive officers based on the information provided through the Compensia report process and the Compensation Committee members’ own experience and knowledge regarding compensation matters. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has not delegated any of its responsibilities with respect to the named executive officers and has no plans to do so.

The Compensation Committee also meets as frequently as it deems necessary to address matters within its area of responsibility. During 2012, the Committee met nine times, and took action by unanimous written consent on nine occasions. The Compensation Committee intends to review annually the base salaries, annual incentive cash bonus and long-term equity incentive awards for the named executive officers. The Compensation Committee reviewed all compensation components for the named executive officers in the first fiscal quarter 2012, with the exception of the long-term equity incentive awards, which were granted in the fourth quarter of 2012, and with the exception of any executives that were hired subsequent to the Compensation Committee’s compensation review. Generally, the Compensation Committee intends to review compensation components for the named executive officers in the first quarter of each year. The Compensation Committee will, however, review and may adjust an officer’s compensation at any time during the year if and when the Committee deems such review to be necessary to align that officer’s compensation with our compensation philosophy and objectives.

The Board has delegated limited, non-exclusive authority to a committee consisting of the Chief Executive Officer and the Chairman of the Compensation Committee (the “Equity Award Committee”) to grant equity awards within certain parameters. The Equity Award Committee may grant awards only with respect to new hires for employees below the level of Vice President (and with respect to new hires, who are not expected to shortly thereafter become a Vice President or above). The Compensation Committee has approved an Equity Grant Policy and equity award matrix that includes equity incentive ranges for employees based on title, job responsibilities, seniority and other factors. This matrix is reviewed and approved annually by the Compensation

Committee. Each month, the Senior Director of Human Resources prepares a proposed grant list and confirms that the proposed awards are consistent with the equity award matrix. The proposed award list is submitted to the Equity Award Committee at the first of the month. If approved by the Equity Award Committee by the second Tuesday of the month, then the awards are effective as of the second Tuesday of the month and the per share exercise price is set at the closing price of our common stock on the NASDAQ Stock Market on that grant date. If the Equity Award Committee’s approval of the proposed list is not obtained by the second Tuesday of the month, then the proposed awards are carried over for consideration the following month.

Role of Executive Officers in Compensation Decisions

The Compensation Committee on occasion meets with our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the named executive officers (other than himself). At least annually, the Compensation Committee considers, but is not bound by and does not always accept, our Chief Executive Officer’s recommendations for the named executive officers. These meetings typically occur in connection with a quarterly meeting of the Board or as part of a regularly scheduled Compensation Committee meeting. Recommendations with respect to equity award grants are made as part of our formal equity award grant process, pursuant to which management submits equity award recommendations to the Equity Award Committee (with respect only to employees who are not named executive officers) and/or the Compensation Committee.

Our Chief Executive Officer and our Chief Legal Officer and Corporate Secretary, regularly attend meetings of the Compensation Committee, but are excused from the meetings as appropriate when matters of executive compensation in which each may have a financial interest are discussed. In addition, other executives or employees sometimes attend the Compensation Committee’s meetings, but they also leave the meetings as appropriate when matters of executive compensation are discussed. The Compensation Committee considers and discusses our Chief Executive Officer’s compensation package — salary as well as equity — without him present.

Role of Compensation Consultant

As noted, the Compensation Committee engaged the compensation consulting firm Compensia in December 2007, May 2009, December 2009, December 2010, August 2011, and May 2012 to advise the Compensation Committee regarding the role of market data in the compensation determination process, provide a review of emerging trends and best practices in executive compensation, assess the competitiveness of Limelight’s current executive compensation and provide considerations for the Compensation Committee. Compensia’s September 2011 and May 2012 Executive Compensation Assessment reports and the advice and guidance provided by Compensia pursuant to its August 2011 and May 2012 engagements by the Compensation Committee were sources of data for the Compensation Committee’s analysis of our executive and general employee compensation. The Compensia reports advised the Compensation Committee regarding the role of market data in the compensation determination process, provided a review of emerging trends and best practices in executive compensation, assessed the competitiveness of Limelight’s current executive compensation and provided considerations for the Compensation Committee. Compensia’s analysis included base salary, annual incentive bonus and equity awards for the surveyed group described below. Limelight’s management team uses the Compensia data as a tool in making recommendations to the Compensation Committee on compensation adjustments that are consistent with Limelight’s compensation philosophy, objectives and goals. Other than Compensia’s periodic review of Board member and non-executive officer employee equity compensation, Compensia does not provide any additional services to Limelight. Compensia provided its services directly to the Compensation Committee. The Compensation Committee assessed the independence of Compensia and concluded that its work has not raised any conflict of interest.

To compare our executive and managerial employee compensation program for fiscal 2012 to the market, Compensia surveyed technology companies that published their pay practices. The employers included in the survey are technology infrastructure, Internet/cloud/digital media, or software companies with annual revenue between $50 to $500 million that have employees with similar experience and education levels to Limelight’s employees. In order to maintain competitiveness within the marketplace, Limelight considers this peer group data in determining its executive compensation. The companies surveyed in its September 2011 report were Active Network, Bigband Networks, Blue Nile, Boingo Wireless, Cogent Communications Group, Constant Contact, DealerTrack Holdings, Demandtec, DG FastChannel (now Digital Generation), Dialogic (formerly Veraz Networks), InterNAP Network Services, J2 Global Communications, Logmein, Mediamind Technologies, Neutral Tandem, Quinstreet, Responsys, Saba Software, Synchronoss Technologies, Taleo, ValueClick, Web.com Group, and Websense. In Compensia’s May 2012 report, the peer group was updated to remove Bigband Networks, Demandtec, andMediamind Technologies, each of which were acquired and no longer provided executive compensation disclosures.

Components of Compensation

The components of our executive officer compensation include:

•	Base salary;

•	Annual Incentive Bonus;

•	Equity-based incentive awards;

•	Severance and change of control protection;

•	Retirement benefits provided under a 401(k) plan; and

•	Generally available benefit programs.

We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Limelight’s success depends. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy. The Compensation Committee, however, will review these elements of compensation on occasion and will alter or add to the elements if it believes that changes will better achieve Limelight’s compensation objectives.

The Compensation Committee reviews the entire executive compensation program (other than retirement benefits under the 401(k) plan and generally available benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance and aligned with our compensation philosophy and objectives. Additionally, the Compensation Committee considered the results of the non-binding advisory stock holder vote on the compensation of our named executive officers, commonly referred to as a say-on-pay proposal, that occurred in June 2011. Our stockholders approved the compensation of our named executive officers with approximately 94% of stockholder votes cast in favor of the 2011 say-on-pay proposal. We were mindful of the strong support our stockholders expressed for our named executive officer compensation programs and, as a result, we decided to retain our general approach to our executive compensation programs. We will hold such say-on-pay votes every three years, as approved by our stockholders in a non-binding advisory vote at our annual meeting in June 2011. We will hold another say-on-pay vote at our 2014 annual meeting.

In fiscal 2012, the use and weight of the executive compensation components were based on a subjective determination by the Compensation Committee of the importance of each component in meeting our overall compensation objectives, including our incentive and retention needs, the need to align incentives with our stockholders’ interests, and our goal of staying competitive within the external job marketplace as evidenced by the Compensia survey noted above and by the general experience and knowledge of our Compensation Committee members. The Compensation Committee reviews the base salary, total cash compensation and equity compensation of our named executive officers relative to market comparables based on the data provided by Compensia, comparative market data provided by management, and the Committee members’ own experience and knowledge, and has moved these elements of compensation toward market averages. In fiscal 2012, the Compensation Committee intended to generally align our executive officer compensation against the market as follows, with target total cash compensation generally aligning nearer the middle of the range and target equity generally aligning nearer the upper end of the range:

Element of Compensation	Percentile
Base Salary	25th to 75th
Target Total Cash	25th to 75th
Target Equity	50th to 75th

In September 2011, the Compensation Committee, with analytical assistance from Compensia, reviewed the motivational and retentive value of Limelight’s 2011 and historical equity grants, given that the then-current price of Limelight’s common stock had decreased significantly in a short period of time. The Compensation Committee determined that the unvested retention values of the outstanding equity grants had meaningfully diminished since the prior year’s assessment. Following a review of current executive compensation philosophy and methodology, the competitiveness of extant executive compensation, an assessment of executive compensation within Limelight’s peer group, recommendations for cash and equity award guidelines for Limelight’s executive management team, and market data and related input, the Compensation Committee authorized and approved a supplemental equity and bonus program to provide meaningful incentive and retentive value for Limelight’s executive officers and certain employees (the “2012 Supplemental Bonus Program”), including the named executive officers. The 2012 Supplemental Bonus Program included two components. The first component is a time-based equity component that vested on December 31, 2012 and was described in detail in Limelight’s proxy statement for the fiscal year ended December 31, 2011. The second component is a performance-based cash bonus that was based on the attainment of specified fiscal 2012 corporate financial performance metrics that are discussed in further detail herein under the heading “Annual Incentive Cash Bonuses.” The performance-based cash bonus component of the 2012 Supplemental Bonus Program was supplemental to the 2012 Management Bonus Plan and is described in detail below.

Base Salary. Limelight provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.

In conjunction with our annual performance review process, the Compensation Committee intends to review executive officer base salaries. During this process, the Chief Executive Officer will review the performance of the named executive officers (other than himself) and will report those findings to the Compensation Committee. A named executive officer’s personal performance will be judged in part on whether our business objectives are being met. In setting base salary changes, management and the Compensation Committee considers each named executive officer’s experience, skills, knowledge, responsibilities and performance and Limelight’s performance as a whole as well as the report and recommendations of the Chief Executive Officer. An assessment of a named executive officer’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a named executive officer’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired named executive officers, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Limelight. We will aim to keep salaries in line with the external job market. Increases over the prior year’s base salary also will be considered within the context of our overall annual merit increase budget to ensure that any increases are fiscally prudent and feasible for us. The Compensation Committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process. For fiscal 2012, the Compensation Committee also considered general economic conditions and the risks such conditions posed to achievement of the Company’s financial performance targets for 2012.

During fiscal 2012, Messrs. Lunsford, Lindroth, Raciborski and Hatfield received an increase in base salary from fiscal 2011 by 4%, except Mr. Hatfield, whose base salary increased by approximately 5%. This brought their fiscal 2012 base salaries to $432,640, $324,480, $319,072, and $272,272, respectively. Messrs. Kodukula and Lento commenced employment with the Company in the fourth quarter 2012. Mr. Kodukula’s base salary for 2012 was $350,000, while Mr. Lento received a monthly salary of $60,000 during 2012 as the Company’s Interim Chief Executive Officer. In determining these base salary levels, the Compensation Committee relied on the factors discussed above.

Annual Incentive Cash Bonuses. We have utilized cash bonuses to reward performance achievements and have in place annual target incentive bonuses for certain of our executive officers, payable either in whole or in part, depending on the extent to which the financial performance goals set by the Compensation Committee are achieved. For fiscal 2012, the target bonus amounts for Messrs. Lunsford, Lindroth, Raciborski, and Hatfield were $339,800, $133,500, $151,000 and $247,000 respectively, which were unchanged from 2011 target bonus amounts. The Compensation Committee did not change 2012 target bonus amounts because the Compensation Committee felt current target levels were appropriate given the current market conditions. Under the performance-based cash bonus component of the 2012 Supplemental Bonus Program described in Limelight’s proxy statement for the fiscal year ended December 31, 2011, and herein, Messrs. Lunsford, Lindroth, Raciborski, and Hatfield were eligible to receive an additional target bonus amount of $225,000, $176,250, $165,000, and 165,000, respectively. Bonuses in excess of the target bonus amounts could be earned for financial performance in excess of the targets established by the Compensation Committee under the 2012 Management Bonus Plan. Each participant in the 2012 Management Bonus Plan could earn between 0% and 200% of their target bonus depending upon the level of attainment or over-attainment of specified corporate performance goals discussed below. However, the 2012 Supplemental Bonus Program did not include an ability to earn greater than 100% of the target bonus amount if 2012 corporate performance exceeded the financial targets. Pursuant to Mr. Kodukula’s employment agreement, Mr. Kodukula was eligible to receive a target annual incentive bonus of $250,000 for calendar year 2012 under the 2012 Management Bonus Plan, which was to be prorated for the portion of calendar year 2012 during which Mr. Kodukula was an employee of the Company during 2012. Mr. Lento, who was employed on an interim basis during 2012, was not eligible to receive an incentive cash bonus.

The Compensation Committee also approved a supplemental allocation of $500,000 to the 2012 Management Bonus Plan in special recognition of a major milestone in its strategic partnership with Gaikai, Inc. (“Gaikai”). As explained in more detail herein, this $500,000 supplemental allocation was added to the total 2012 Management Bonus Plan pool after level of achievement was determined. Amounts were then allocated to each eligible 2012 Management Bonus Plan participant and were paid in 2013 to the eligible participants, including the Company’s named executive officers.

The table below Illustrates the minimum, target and maximum bonus amounts potentially payable to the named executive officers in 2012 under the 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program:

	2012 Management Bonus Plan(1)			2012 Supplemental Management Bonus Program			Total 2012 Bonus Potential(1)
	Minimum	Target	Maximum	Minimum	Target	Maximum	Minimum	Target	Maximum
Jeffrey W. Lunsford	$ 1	339,800	679,600	$ 1	225,000	225,000	$ 2	564,800	904,600
Nathan F. Raciborski	1	151,000	302,000	1	165,000	165,000	2	316,000	467,000
Douglas S. Lindroth	1	133,500	267,000	1	176,250	176,250	2	309,750	443,250
David M. Hatfield	1	247,000	494,000	1	165,000	165,000	2	412,000	659,000
Indu Kodukula(2)	1	250,000	500,000	—	—	—	1	250,000	500,000

(1)	Does not include the Gaikai supplemental allocation, which is allocated to all eligible 2012 Management Bonus Plan participants following determination of the cash bonuses.

(2)	To be prorated for the portion of calendar year 2012 during which Mr. Kodukula was an employee of the Company.

Under the 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program, incentive bonuses for all of the participants, including the participating named executive officers, were to be determined based upon measures of corporate financial performance, specifically revenue determined in accordance with generally accepted accounting principles and adjusted EBITDA targets. On September 5, 2012, in order to align employee incentives with Limelight’s strategic initiatives, the Compensation Committee approved a supplemental bonus pool created within the existing 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program, specifically growth of the software-as-a-service (“SaaS”) component of Limelight’s business. This supplemental bonus pool did not increase or modify the target bonus amount for any named executive officer or other participant, rather, it created an alternative corporate performance goal to the adjusted EBITDA goal, attainment of which provided an alternative method for participants to earn a portion of their existing target bonus amounts. As a result, following completion of fiscal year 2012, the amount of the adjusted EBITDA target earned was compared to the amount of the SaaS target earned, and the larger of the two amounts was included in the bonus pool for payout to participants in the 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program.

For the purposes of the 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program, adjusted EBITDA means Limelight’s GAAP net income (loss) before interest income, interest expense, other income and expense, provision for taxes, depreciation and amortization, income or loss from discontinued operations, plus provision for litigation, litigation defense expenses, stock based compensation and acquisition related expenses, includes the accrual for the bonus payable, and excludes any revenue and expense effects arising from any acquisition transactions (whether business or intellectual property acquisitions) during the performance period. For the purpose of the 2012 Management Bonus Plan and the 2012 Supplemental Bonus Program, SaaS means year-over-year SaaS revenue growth, measured by revenues achieved during the month of December 2012 compared to revenues for the same products achieved during the month of December 2011. The Compensation Committee selected these performance goals because it believed that these measures reflect value generated for our stockholders, and therefore relying on these goals for the determination of the bonuses ties payment of bonuses to creation of stockholder value.

Fifty percent (50%) of the target bonus was based upon the achievement of the revenue performance criteria, and fifty percent (50%) of the target bonus was based upon the achievement of the adjusted EBITDA performance criteria. As indicated earlier, the supplemental SaaS revenue bonus pool would replace the adjusted EBITDA performance pool as fifty percent (50%) of the target bonus in the event that the earned SaaS revenue resulted in a larger bonus achievement of the two criteria. The Compensation Committee established a floor, a target and a ceiling for each of these financial performance criteria. With respect to the portion of the bonus based upon each performance criteria, the participating executive could earn between zero and 100% ratably based on attainment between the floor and the target, and, with respect to the 2012 Management Bonus Plan only, between 100% and 200% ratably based on attainment between the target and the ceiling. The revenue performance floor, target, and ceiling was $176.9 million, $190.2 million, and $203.5 million, respectively. The adjusted EBITDA performance floor, target, and ceiling was $13.6 million, $15.1 million, and $19.6 million, respectively. The SaaS revenue performance floor, target, and ceiling was $1.925 million, $2.595 million, and $3.561 million, respectively.

We believed that these targets presented achievable goals, but were not necessarily certain and depended upon successful execution of our business plan. Bonuses are reviewed and approved by the Compensation Committee, which determined the performance and operational criteria necessary for award of such bonuses. The actual bonus amount earned by each participating executive is typically determined by the Compensation Committee based upon attainment of the performance criteria after Limelight’s 2012 financial results were reviewed and approved by the Audit Committee of the Board. Although the Compensation Committee has the authority to exercise discretion in awarding bonus payment, such discretion was not exercised and the 2012 bonus amounts were awarded based solely upon the financial performance criteria formula described above. Applying such formula to the Company’s 2012 financial performance, the Compensation Committee determined that the Company would achieve 25.1% of the revenue target, and with the earned portion of the SaaS revenue target being larger than the earned portion of the adjusted EBITDA target (54.3% compared to

0%), the SaaS revenue bonus pool replaced the adjusted EBITDA bonus pool in the bonus plan’s total earned bonus pool. This resulted in a payout of 39.7% of the total target amount for the 2012 Management Bonus Plan and for the 2012 Supplemental Bonus Program. After the supplemental allocation relating to the Gaikai transaction was added to the 2012 Management Bonus Plan (approximately 16.4%), the resulting payout for the 2012 Management Bonus Plan became approximately 56.1% of the total target bonus amount. Accordingly, the Compensation Committee authorized and approved a payment of annual cash bonuses to the 2012 Management Bonus Plan participants and the 2012 Supplemental Bonus Plan participants, including the Company’s principal executive officer, principal financial officer and other named executive officers. Messrs. Lunsford, Lindroth, Raciborski, Hatfield, and Kodukula received bonuses of $279,771, $144,776, $150,122, $203,940 and $23,358, respectively, which represented approximately 65%, 45%, 47%, 75% and 39% of their base salaries, respectively. In addition, on July 13, 2012, the Compensation Committee approved discretionary recognition cash bonuses to individuals who were instrumental in the establishment, maintenance and success of the Gaikai Inc. transaction and relationship, including $95,000 to Mr. Lunsford, $20,000 to Mr. Raciborski and $17,500 to Mr. Lindroth.

Long-Term Incentive Program. The principal goals of Limelight’s long-term equity-based incentive program are to align the interests of named executive officers with Limelight’s stockholders and to provide each named executive officer with a significant incentive to manage Limelight from the perspective of an owner with an equity stake in the business. Another goal of the long-term equity-based incentive program is to provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of Limelight’s stock, thereby furthering the interests of Limelight’s other stockholders. Equity-based awards granted during 2012 to our named executive officers were granted under our 2007 Equity Incentive Plan and were approved by the Compensation Committee. The Compensation Committee typically intends to address annual refresh grants for the executive officers in the first fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the objectives of the long-term incentive component of the overall executive compensation program. For example, during fiscal 2011, the Compensation Committee approved the equity component of the 2012 Supplemental Bonus Program during the fourth quarter of 2011 that the Compensation Committee intended would be in lieu of the equity award that it would otherwise consider in the first quarter of fiscal 2012. Also, in light of the upcoming CEO transition, and in order to better assure continuity of senior management both during the transition and beyond during fiscal 2012, the Board approved equity award grants in the fourth quarter of 2012 that the Board intended would be in lieu of the equity award that it would otherwise consider in the first quarter of fiscal 2013.

The Compensation Committee determined the appropriate equity grant amounts to be awarded in fiscal 2012 to certain of its named executive officers to meet Limelight’s retention and business objectives by reviewing and considering competitive market data, the number and value of each named executive officer’s then current equity award holdings, including the number of unvested equity awards and exercise price and retentive value of unvested stock options, each named executive officer’s total compensation, each named executive officer’s personal performance, the importance of each named executive officer’s anticipated contributions to the development of long-term value creation and the Compensation Committee members’ experience and knowledge with respect to equity compensation. In determining the appropriate equity grant amounts, management and the Compensation Committee subjectively considered each named executive officer’s experience, skills, knowledge, responsibilities and performance and Limelight’s performance as a whole, as well as the upcoming CEO transition and the need for continuity of the senior management in light of the transition. There is no specific weight given to any one of these elements of personal performance nor are there particular metrics associated with any one of these elements of personal performance. Rather than measuring each named executive officer’s personal performance against formal personal performance goals or elements, we rely on the Chief Executive Officer’s subjective evaluation of each named executive officer’s personal performance (other than himself) and the Compensation Committee’s experience and knowledge regarding compensation matters to evaluate the personal performance of the named executive officers and to determine appropriate compensation for such officers. The Compensation Committee also relied, in part, on peer group compensation data and extant equity award valuation analyses provided by Compensia in determining the appropriate equity grant amounts awarded in fiscal 2012 to certain of its named executive officers.

Based on these factors, the Compensation Committee authorized and approved the following long-term incentive program awards described herein during 2012:

•

In November 2012, the Compensation Committee awarded each of Messrs. Lindroth, Raciborski, and Hatfield options to purchase 375,000, 250,000 and 375,000 shares of our common stock, respectively, at an exercise price of $1.80, the fair market value of our common stock on the date of grant, as well as 250,000, 167,000 and 250,000 restricted stock units respectively. Subject to the provisions of the 2007 Equity Incentive Plan or each recipient’s respective employment agreement, (i) a total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided the officer remains a Service Provider to the Company through the vesting date. It is the intention of the Compensation Committee that these awards are in lieu of awards that the Compensation Committee would otherwise consider for these officers during the first quarter of 2013.

•

In November 2012, in connection with the Company’s hiring of Mr. Lento as the Company’s Interim CEO, the Company issued 75,000 restricted stock units and 250,000 stock options (collectively, the “Equity Awards”) to Mr. Lento, pursuant to the Company’s 2007 Equity Award Incentive Plan. The Equity Awards will vest on the six month anniversary of the effective Date of Mr. Lento’s initial employment agreement, provided Mr. Lento continues to be a Service Provider through that vesting date. The size of Mr. Lento’s grant was determined based on the factors listed above as well as the arm’s length negotiations between the parties.

•

In October 2012, the Company issued Mr. Kodukula 475,000 restricted stock units pursuant to the Company’s 2007 Equity Award Incentive Plan. One-sixteenth (1/16th) of the restricted stock units vested on March 1, 2013, and an additional one-sixteenth (1/16th) will vest on the first day of each June, September, December and March thereafter, provided Mr. Kodukula continues to be a Service Provider to the Company through each such vesting date. The size of Mr. Kodukula’s grant was determined based on the factors listed above as well as the arm’s length negotiations between the parties.

With respect to non-named executive officers, equity award grants are generally made within grant guidelines established by the Compensation Committee, in consultation with management, based on job grade, job title, responsibility level, seniority level or other factors, which may include the competitive hiring marketplace. Customarily, the Compensation Committee considers annual equity awards for employees other than named executive officers in the second quarter of each year. With respect to the named executive officers, the Chief Executive Officer makes recommendations on such guidelines and the named executive officer’s actual grants. The grant guidelines assist us in keeping equity grants within the budgeted grant pool approved by the Compensation Committee, and thereby efficiently managing the available equity pool and its overhang.

For fiscal 2013, the Compensation Committee intends to continue to grant equity awards to selected Limelight employees. The Compensation Committee will determine the size of long-term, equity-based incentives based on each named executive officer’s position within Limelight and will seek to set a level that will create a meaningful opportunity for stock ownership and will motivate each named executive officer to remain in Limelight’s service. In addition, in determining the size of a named executive officer’s equity grant, the Compensation Committee will take into account an individual’s recent performance, as well as the factors discussed below. The Compensation Committee has not formalized the process by which it will take an individual’s performance or other factors into account, but may do so in the future.

In reviewing and analyzing the appropriate amount and type of equity awards to be granted, the Compensation Committee also may review the following factors:

•	The number of equity awards granted to an individual in a given role or position;

•	The number and mix of equity awards previously granted and currently held;

•	The individual’s vested and unvested equity award positions, and the exercise price of stock options in relation to the then current market value;

•	The individual’s total compensation package; and

•	A comparison of the individual’s existing equity awards and total compensation to similar positions in selected technology companies.

The Compensation Committee views these factors as the important motivators to retain and attract key management talent.

On a total company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by Limelight during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

The Compensation Committee believes that analyzing the above factors allows it to assess whether granting additional awards to the named executive officers is prudent based on the pool of shares we have available for grants to all of its service providers and to take into consideration the impact on the dilution of stockholder interests and overhang.

Equity Award Practices. We may grant a mix of options and restricted stock units in situations where the compensation philosophy and objectives would be best met by doing so. In prior years, our equity awards extended to most employees. Beginning in 2009, we concentrated equity awards among those positions with the greater opportunity to affect our financial performance and intend to continue this practice. The vesting schedules applied to equity awards, usually three or four years, provide both a strong retention tool and also balances each executive’s focus on our short term and long term goals.

Prior to September 2007, the effective grant date for all equity awards to our named executive officers was the date on which the Compensation Committee or the Board of Directors approved the grant. Historically, this was accomplished through actions by unanimous written consent. In September 2007, our Board of Directors adopted a policy providing for approval of equity awards in advance of a future effective grant date. Limelight follows this granting policy as a best practice approach recommended by outside counsel to ensure all equity awards comply with laws and regulations. All stock options granted to the named executive officers have a per share exercise price equal to the fair market value of Limelight’s common stock on the grant date.

Stock Ownership Guidelines. At this time, the Board of Directors has not adopted stock ownership guidelines with respect to the named executive officers or otherwise.

Limelight has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Limelight’s common stock. In addition, Messrs. Lunsford and Hatfield each had an effective Rule 10b5-1 trading plan in place during fiscal 2012.

Employment Agreements, Severance and Change of Control Benefits

Employment Agreements. Limelight has written employment agreements with certain executive officers, including each of its named executive officers. Each agreement provides that the executive’s employment with Limelight is “at-will” and may be terminated at any time by either party, either with or without cause, upon written notice to the other party. Depending upon the circumstances of the executive’s termination, the executive may be entitled to severance benefits or change of control benefits. Please see “Potential Payments upon Termination or Change of Control” below for further information on severance or change of control benefits.

In December 2008 the employment agreement for each then-current named executive officer was amended to bring each agreement into compliance with the rules and regulations under section 409A of the Internal Revenue Code.

In November 2012, we entered into an employment agreement with Robert A. Lento to become our interim Chief Executive Officer (the “interim agreement”). Pursuant to the terms of Mr. Lento’s interim agreement, Mr. Lento’s monthly salary was $60,000 for six months commencing on the Effective Date, as such term is defined in the Agreement. The Company issued 75,000 restricted stock units and 250,000 stock options (collectively, the “Equity Awards”) to Mr. Lento, pursuant to the Company’s 2007 Equity Award Incentive Plan. The Equity Awards will vest on the six month anniversary of the Effective Date, as such term is defined in the interim agreement, provided Mr. Lento continues to be a Service Provider through that vesting date. Mr. Lento’s interim agreement further provides that we will reimburse Mr. Lento for certain expenses for reasonable travel (including business or first class airfare), entertainment and other business expenses, including professional association fees, and actual, reasonable attorneys’ fees and costs incurred by him in connection with the review and negotiation of the interim agreement, not to exceed $5,000 dollars. The terms of the interim agreement were the result of arm’s length negotiations between representatives of Mr. Lento and members of the Compensation Committee.

Subsequent to the end of fiscal 2012, on January 22, 2013, we entered into an employment agreement with Mr. Lento to become our permanent President and Chief Executive Officer. Pursuant to the terms of Mr. Lento’s employment agreement, Mr. Lento’s annual salary for 2013 is $475,000. Mr. Lento’s salary is subject to annual review. Mr. Lento is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2013, Mr. Lento’s annual target incentive bonus will be $300,000. The Company also issued Mr. Lento 750,000 restricted stock units and 2,000,000 stock options in 2013 pursuant to the Company’s 2007 Equity Award Incentive Plan. One-quarter (1/4th) of the restricted stock units will vest on the one-year anniversary of the effective date of the employment agreement, one-sixteenth (1/16th) of the restricted stock units will vest on March 1, 2014, and an additional one-sixteenth (1/16th) will vest on the first day of each June, September, December and March thereafter for twelve (12) consecutive quarters, provided Mr. Lento continues to be a Service Provider through each such vesting date. One-quarter (1/4th) of the shares subject to the stock option will vest on the one year anniversary of the effective date of the employment agreement, and one-forty-eighth (1/48th) of the stock options will vest on the 20th day of February, 2014 and on the 20th day of each month thereafter until all of the stock options have vested (four years), provided Mr. Lento continues to be a Service Provider through each such vesting date. In connection with his service as CEO, Mr. Lento will relocate his principal residence from Cincinnati, Ohio, to the San Francisco Bay area. The Company will reimburse Mr. Lento for customary and reasonable relocation expenses actually incurred (subject to the reasonable approval of the Compensation Committee), including the cost of moving his family’s personal possessions and real estate brokerage fees paid by Mr. Lento in connection with the sale of his current residence if he chooses to sell that property within the first two years of the employment term.

Mr. Lento’s employment agreement further provides that we will reimburse Mr. Lento for certain expenses for reasonable travel (including business or first class airfare), entertainment and other business expenses, including professional association fees, and actual, reasonable attorneys’ fees and costs incurred by him in connection with the review and negotiation of the employment agreement, not to exceed $5,000 dollars.

On October 20, 2006, we entered into an employment agreement with Jeffrey W. Lunsford, our former President, Chief Executive Officer and Chairman. Pursuant to the terms of Mr. Lunsford’s employment agreement, amended December 30, 2008, Mr. Lunsford’s annual salary for 2009 was $400,000, which was unchanged from his 2008 annual salary. Mr. Lunsford’s salary is subject to annual review, and during fiscal 2012, Mr. Lunsford’s annual salary was $432,640. Mr. Lunsford is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. During calendar year 2012, Mr. Lunsford’s target annual incentive bonus was $339,800, which was unchanged from his 2011 target annual incentive bonus. Mr. Lunsford was also eligible in fiscal 2012 for a cash bonus of up to $225,000 under the cash component of the 2012 Supplemental Bonus Program entered into during fiscal 2011, as well as a portion of the supplemental Gaikai bonus pool, each of which are described in more detail above under the heading “Annual Incentive Cash Bonuses.” The earned annual cash incentive bonus payable to Mr. Lunsford depended upon the extent to which the applicable performance goals were achieved. Mr. Lunsford’s actual paid bonus for 2012 was $279,771, of which, $134,830 was attributed to the 2012 Management Bonus Program, $89,281 was attributable to the 2012 Supplemental Bonus Program, and $55,662 was attributable to the Gaikai bonus (described above under the heading “Annual Incentive Cash Bonuses”). Mr. Lunsford’s employment agreement provides that we will reimburse Mr. Lunsford for reasonable travel, entertainment and other expenses incurred by him in furtherance of the performance of his employment duties. The Company announced in November 2012 that Mr. Lunsford would leave the day-to-day CEO role to pursue private business interests in mid-January 2013. Mr. Lunsford stepped down as CEO when Mr. Lento was appointed as interim CEO on November 26, 2012, but remained on as director and Chairman of the Board of Directors. On January 22, 2013, Mr. Lunsford tendered his resignation as director and Chairman of the Board of Directors and Mr. Lento filled the vacancy on the Board of Directors created by Mr. Lunsford’s resignation.

On September 22, 2008, we entered into an employment agreement with Nathan F. Raciborski, our Founder (formerly, our Chief Technology Officer). Pursuant to the terms of Mr. Raciborski’s employment agreement, amended December 30, 2008, Mr. Raciborski’s annual salary for 2009 was $295,000, which was unchanged from his 2008 annual salary. Mr. Raciborski’s salary is subject to annual review, and during fiscal 2012, Mr. Raciborski’s annual salary was $319,072. Mr. Raciborski is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. During calendar year 2012, Mr. Raciborski’s target annual incentive bonus was $151,000, which was unchanged from his 2011 target annual incentive bonus. Mr. Raciborski was also eligible in fiscal 2012 for a cash bonus of up to $165,000 under the cash component of the 2012 Supplemental Bonus Program entered into during fiscal 2011, as well as a portion of the supplemental Gaikai bonus pool, each of which are described in more detail above under the heading “Annual Incentive Cash Bonuses.” The earned annual cash incentive bonus payable to Mr. Raciborski depended upon the extent to which the applicable performance goals were achieved. Mr. Raciborski’s actual paid bonus for 2012 was $150,122, of which, $59,915 was attributed to the 2012 Management Bonus Program, $65,472 was attributable to the 2012 Supplemental Bonus Program, and $24,735 was attributable to the Gaikai bonus (described above under the heading “Annual Incentive Cash Bonuses”). In November 2012, the Compensation Committee awarded Mr. Raciborski options to purchase 250,000 shares of our common stock at an exercise price of $1.80 and 167,000 restricted stock units. Subject to the provisions of the 2007 Equity Incentive Plan or Mr. Raciborski’s employment agreement, (i) a total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided Mr. Raciborski remains a Service Provider to the Company through the vesting date. Mr. Raciborski’s employment agreement provides that we will reimburse Mr. Raciborski for reasonable travel, entertainment and other expenses incurred by him in furtherance of the performance of his employment duties.

On October 20, 2008, we entered into an employment agreement with Douglas S. Lindroth, our Senior Vice President, Chief Financial Officer and Treasurer. Pursuant to the terms of Mr. Lindroth’s employment agreement, amended December 30, 2008, Mr. Lindroth’s annual salary for 2009 was $300,000. Mr. Lindroth’s salary is subject to annual review, and during fiscal 2012, Mr. Lindroth’s annual salary was $324,480. Mr. Lindroth is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. During calendar year 2012, Mr. Lindroth’s target annual incentive bonus was $133,500, which was unchanged from his 2011 target annual incentive bonus. Mr. Lindroth was also eligible in fiscal 2012 for a cash bonus of up to $176,250 under the cash component of the 2012 Supplemental Bonus Program entered into during fiscal 2011, as well as a portion of the supplemental Gaikai bonus pool, each of which are described in more detail above under the heading “Annual Incentive Cash Bonuses.” The earned annual cash incentive bonus payable to Mr. Lindroth depended upon the extent to which the applicable performance goals were achieved. Mr. Lindroth’s actual paid bonus for 2012 was $144,776, of which, $52,972 was attributed to the 2012 Management Bonus Program, $69,936 was attributable to the 2012 Supplemental Bonus Program, and $21,868 was attributable to the Gaikai bonus (described above under the heading “Annual Incentive Cash Bonuses”). In November 2012, the Compensation Committee awarded Mr. Lindroth options to purchase 375,000 shares of our common stock at an exercise price of $1.80 and 250,000 restricted stock units. Subject to the provisions of the 2007 Equity Incentive Plan or Mr. Lindroth’s employment agreement, (i) a total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided Mr. Lindroth remains a Service Provider to the Company through the vesting date. Mr. Lindroth’s employment agreement provides that we will reimburse Mr. Lindroth for reasonable travel, entertainment and other expenses incurred by him in furtherance of the performance of his employment duties. In fiscal 2009, the Compensation Committee also approved an automobile allowance for Mr. Lindroth to maintain an automobile away from his home office.

On March 27, 2007, we entered into an employment agreement with David M. Hatfield, our former Executive Vice President, Global Sales and Services. Pursuant to the terms of Mr. Hatfield’s employment agreement, amended December 30, 2008, Mr. Hatfield’s annual salary for 2009 was $250,000, which was unchanged from his 2008 salary. Mr. Hatfield’s salary is subject to annual review, and during fiscal 2012, Mr. Hatfield’s annual salary was $272,272. Mr. Hatfield is eligible to receive an annual cash incentive bonus payable on achievement of performance goals established by the Compensation Committee. During calendar year 2012, Mr. Hatfield’s target annual incentive bonus was $247,000, which was unchanged from his 2011 target annual incentive bonus. Mr. Hatfield was also eligible in fiscal 2012 for a cash bonus of up to $165,000 under the cash component of the 2012 Supplemental Bonus Program entered into during fiscal 2011, as well as a portion of the supplemental Gaikai bonus pool, each of which are described in more detail above under the heading “Annual Incentive Cash Bonuses.” The earned annual cash incentive bonus payable to Mr. Hatfield depended upon the extent to which the applicable performance goals were achieved. Mr. Hatfield’s actual paid bonus for 2012 was $203,940, of which, $98,008 was attributed to the 2012 Management Bonus Program, $65,472 was attributable to the 2012 Supplemental Bonus Program, and $40,460 was attributable to the Gaikai bonus (described above under the heading “Annual Incentive Cash Bonuses”). In November 2012, the Compensation Committee awarded Mr. Hatfield options to purchase 375,000 shares of our common stock at an exercise price of $1.80 and 250,000 restricted stock units. Subject to the provisions of the 2007 Equity Incentive Plan or Mr. Hatfield’s employment agreement, (i) a total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided Mr. Hatfield remains a Service Provider to the Company through the vesting date. Mr. Hatfield’s employment agreement provides that we will reimburse Mr. Hatfield for reasonable travel, entertainment and other expenses incurred by him in furtherance of the performance of his employment duties. The Company announced in November 2012 that Mr. Hatfield would leave the Company to pursue personal interests after the end of fiscal 2012.

On October 8, 2012, we entered into an employment agreement with Indu Kodukula to become our Chief Operating Officer. Pursuant to the terms of Mr. Kodukula’s employment agreement, Mr. Kodukula’s annual salary for 2012 and 2013 is $350,000. Mr. Kodukula’s salary is subject to annual review. Mr. Kodukula is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2012 and 2013, Mr. Kodukula’s annual target incentive bonus will be $250,000. Mr. Kodukula was also eligible in fiscal 2012 to participate in the supplemental Gaikai bonus pool, which is described in more detail above under the heading “Annual Incentive Cash Bonuses.” The earned annual cash incentive bonus payable to Mr. Kodukula depended upon the extent to which the applicable performance goals were achieved. Mr. Kodukula’s actual paid bonus for 2012 was $23,358, of which, $16,533 was attributed to the 2012 Management Bonus Program and $6,825 was attributable to the Gaikai bonus (described above under the heading “Annual Incentive Cash Bonuses”). The Company also issued Mr. Kodukula 475,000 restricted stock units pursuant to the Company’s 2007 Equity Award Incentive Plan. One-sixteenth (1/16th) of the restricted stock units vested on March 1, 2013, and an additional one-sixteenth (1/16th) will vest on the first day of each June, September, December and March thereafter, provided Mr. Kodukula continues to be a Service Provider to the Company through each such vesting date. Mr. Kodukula’s employment agreement provides that we will reimburse Mr. Kodukula for reasonable travel, entertainment and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.

The terms “cause” and “change of control” are used substantially consistently among the employment agreements with the named executive officers. Generally, the term “cause” or “for cause” means termination of employment as a result of:

•

Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of an executive with respect to his or her obligations under the employment agreement or otherwise relating to the business of Limelight;

•

Repeated or habitual neglect of executive’s duties or responsibilities that continues after notice of such neglect, or failure or refusal to carry-out the legitimate assignments given by the Chief Executive Officer or the Board;

•

Any act of personal dishonesty in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment;

•	Executive’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

•	A breach of any fiduciary duty owed to the Company by executive that has a material detrimental effect on the Company’s reputation or business;

•

Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not executive admits or denies liability);

•

Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence; or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, executive’s failure to waive attorney-client privilege relating to communications with executive’s own attorney in connection with an Investigation will not constitute “cause”; or

•

Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his or her employment agreement or executive’s loss of any governmental or self-regulatory license that is reasonably necessary for executive to perform his or her responsibilities to Limelight under the employment agreement, if (A) the disqualification, bar or loss continues for more than 30 days, and (B) during that period Limelight uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

Generally, the term “change of control” means the occurrence of any of the following events:

•

The consummation by Limelight of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the voting securities of Limelight outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

•

The approval by the stockholders of Limelight, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of Limelight or an agreement for the sale or disposition by Limelight of all or substantially all of Limelight’s assets; or

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Limelight representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.

The term “in connection with a change of control” generally means a termination of executive’s employment within three months prior to the execution of an agreement that results in a change of control or twelve months following a change of control.

Severance Benefits. Limelight believes that providing severance benefits for the named executive officers is necessary to attract and retain executive talent, and is accordingly consistent with our compensation philosophy and objectives. Severance benefits for the named executive officers is also appropriate as we believe that it is likely that an executive who is relieved of position without cause may require an extended period of time to obtain similar employment.

The employment agreements between Limelight and each named executive officer provide generally that if the executive is terminated without cause (and the termination is not in connection with a change of control) then the executive is entitled to the following severance benefits: (i) continued payment of executive’s base salary for 12 months (six months in the case of Mr. Kodukula), (ii) actual, earned cash bonus for the year in which termination occurred prorated to the date of termination, and (iii) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under the Limelight health plans until the earlier of 12 months after termination or until executive and eligible dependents are covered under another health insurance program (six months in the case of Mr. Kodukula). Payment of severance benefits is conditioned on the executive making certain covenants with Limelight as described below under “Material Conditions to or Obligations of Severance” in the “Potential Payments upon Termination or Change of Control” section below.

If a named executive officer voluntarily resigns his employment or his employment is terminated for cause, then, with the exception of Mr. Raciborski, the named executive officer is entitled generally only to compensation earned through the date of termination. More particularly, the named executive officer would be entitled to his base salary through the date of termination, unpaid but earned and accrued annual bonus for a fiscal year completed prior to the termination of employment and accrued but unused vacation time. All further vesting of outstanding equity awards would also cease as of the date of termination. Pursuant to Amendment No. 2 of his employment agreement entered into subsequent to the end of fiscal 2012, if Mr. Raciborski voluntarily resigns and such resignation is not in Connection with a Change in Control (as defined in his employment agreement), Mr. Raciborski is entitled to the following severance benefits: (i) continued payment of his base salary for twelve (12) months, (ii) the actual earned cash incentive, if any, payable to Mr. Raciborski for the current year, pro-rated to the date of termination, and, (iii) reimbursement for premiums paid for continued health benefits Mr. Raciborski and eligible dependents under the Company’s health plans until the earlier of 12 months after termination or until Mr. Raciborski and eligible dependents are covered under another health insurance program.

In the event a name executive officer’s employment is terminated due to death or disability, then twenty-five (25%) percent of the executive’s then outstanding unvested equity awards would vest, except for Mr. Raciborski, who would be entitled to fifty (50%) percent vesting of then outstanding unvested equity awards in the event employment is terminated due to death or disability.

Change of Control Benefits. Limelight believes that providing certain benefits for the named executive officers in connection with a change of control is necessary to attract and retain executive talent. Further, Limelight believes that change of control arrangements are an important part of overall compensation for the named executive officers because they will assist the Company in maximizing stockholder value by allowing executives to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders, notwithstanding any concern the executive might have regarding the executive’s continued employment prior to or following a change in control or other personal financial interest.

The employment agreements between Limelight and each named executive officer provide generally that, in the event of a change of control, fifty percent (50%) of each executive’s then unvested equity awards will vest. Further, if the executive is terminated or resigns for good reason in connection with a change of control then the executive is entitled to the following change in control benefits: (i) continued payment of executive’s base salary for 12 months (6 months in the case of Mr. Kodukula), (ii) 100% of the executive’s target cash bonus for the year in which termination occurred, (iii) accelerated vesting of all outstanding, unvested equity awards, and (iv) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under the Limelight health plans until the earlier of 12 months after termination or until executive is covered under another health insurance program (6 months in the case of Mr. Kodukula). Payment of change of control benefits is conditioned on the executive making certain covenants with Limelight as described below under “Material Conditions to or Obligations of Severance” in the “Potential Payments upon Termination or Change of Control” section below.

The tables below show the potential payments and benefits each of the named executive officers would be entitled to receive in the event of a change of control or if each such officer’s employment had been terminated under the following circumstances as of December 31, 2012. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Potential Payments Upon Change of Control

Name	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)	Total ($)
Robert A. Lento	$—	$—	$—	$—	$—
Jeffrey W. Lunsford	—	—	333,000	—	333,000
Nathan F. Raciborski	—	—	237,870	—	237,870
Douglas S. Lindroth	—	—	356,250	—	356,250
David M. Hatfield	—	—	377,063	—	377,063
Indu Kodukula	—	—	527,250	—	527,250

(1)

Valuation of acceleration of unvested equity awards equal fifty percent (50%) of unvested restricted stock units and fifty percent (50%) of unvested non-qualified stock options with an exercise price less than the $2.22 per share closing price of Limelight Networks common stock on December 31, 2012, held by Messrs. Lunsford, Raciborski, Lindroth, Hatfield and Kodukula. As of December 31, 2012, the exercise price of most of the non-qualified stock options held by Messrs. Lunsford, Raciborski, Lindroth and Hatfield was greater than $2.22 per share, therefore these non-qualified stock options with an exercise price greater than $2.22 per share have been excluded from this calculation.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control

Name	Severance Salary ($)	Severance Bonus ($)(1)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)(2)	Total ($)(3)
Robert A. Lento	$270,000	$—	$276,500	$5,420	$551,920
Jeffrey W. Lunsford	432,640	339,800	666,000	13,324	1,451,764
Nathan F. Raciborski	319,072	151,000	475,740	13,630	959,442
Douglas S. Lindroth	324,480	133,500	712,500	8,431	1,178,911
David M. Hatfield	272,272	247,000	754,125	13,324	1,286,721
Indu Kodukula	175,000	250,000	1,054,500	6,793	1,486,293

(1)

Valuation of acceleration of unvested equity awards is equal to one hundred percent (100%) of the unvested restricted stock units and one hundred percent (100%) of unvested non-qualified stock options with an exercise price less than the $2.22 per share closing price of Limelight Networks common stock on December 31, 2012, held by Messrs. Lento, Lunsford, Raciborski, Lindroth, Hatfield and Kodukula. As of December 31, 2012, the exercise price of most of the non-qualified stock options held by Messrs. Lunsford, Raciborski, Lindroth and Hatfield was greater than $2.22 per share, therefore these non-qualified stock options with an exercise price greater than $2.22 per share have been excluded from this calculation.

(2)	Health and welfare benefits are calculated using the annual cost of medical and dental insurance elected by the named executive during the year.

(3)	Depending upon applicable law, a departing employee may be eligible to be paid for accrued but unused vacation time banked prior to termination of employment.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason Not in Connection with a Change of Control

Name	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($)(1)	Total ($)(2)
Robert A. Lento	$270,000	$—	$138,250	$5,420	$413,670
Jeffrey W. Lunsford	$432,640	339,800	—	13,324	785,764
Nathan F. Raciborski	319,072	151,000	—	13,630	483,702
Douglas S. Lindroth	324,480	133,500	—	8,431	466,411
David M. Hatfield	272,272	247,000	—	13,324	532,596
Indu Kodukula(3)	175,000	43,825	—	6,793	225,618

(1)	Health and welfare benefits are calculated using the annual cost of medical and dental insurance elected by the named executive during the year.

(2)	Depending upon applicable law, a departing employee may be eligible to be paid for accrued but unused vacation time banked prior to termination of employment.

(3)

Mr. Kodukula began employment with the Company on October 29, 2012. Per his agreement, his severance under this scenario would have been the actual earned cash incentive, if any, payable to him for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s Target Annual Incentive ($250,000) by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to 365.

Material Conditions to or Obligations of Severance. The receipt of severance or change of control benefits is conditioned upon the named executive officer delivering and not revoking a separation agreement and general release of claims substantially in a form prescribed by Limelight. Further, the executive must agree that for a two year period following his or her termination that executive will not (i) solicit any Limelight employee (sometimes excepting the executive’s personal administrative assistant) for employment other than with Limelight, and (ii) engage in competition with, or have an ownership interest in a business that competes with, Limelight.

Retirement Benefits under the 401(k) Plan, Executive Perquisites, and Generally Available Benefit Programs. In fiscal 2012, named executive officers were eligible to participate in the health and welfare programs that are generally available to other Limelight employees, including medical, dental, vision, group life, short-term and long-term disability and supplemental insurance.

We also maintain a tax-qualified 401(k) plan, which is broadly available to Limelight’s general U.S. based employee population. Under the 401(k) plan, all of our employees are eligible to participate. We provide a matching contribution as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed three percent (3%) of compensation for the year and a fifty percent (50%) match on the next two percent (2%) of the employee’s deferrals. We do not provide defined benefit pension plans or defined contribution retirement plans to our executive officers or other employees other than (i) the 401(k) plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

The 401(k) plan and other generally available benefit programs allow us to remain competitive, and we believe that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Accounting and Tax Considerations. In our review and establishment of compensation programs and payments for fiscal 2012, we considered, but did not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments by us for our executive officers. While we may consider accounting and tax treatment in the future, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short- and long-term interests of stockholders under a proposed compensation arrangement.

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. Under certain regulations, compensation arising from options and restricted stock units that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted equity awards that we believe met those requirements. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our Chief Executive Officer and our four most highly compensated officers, the Compensation Committee intends to consider tax deductibility under Rule 162(m) as a factor in compensation decisions.

Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Limelight does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Limelight amended its employment agreements with its named executive officers in December 2008, including the severance arrangements described in this proxy statement, to conform to the requirements of Section 409A. Further Limelight intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006 we began accounting for stock-based awards in accordance with the requirements of Financial Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation Tables

The following table sets forth information regarding the compensation to each of the individuals who served as our principal executive officer and principal financial officer and the three other most highly compensated executive officers during the fiscal year ended December 31, 2012. We refer to these executive officers as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)		(i)	(j)
Robert A. Lento	2012	90,000	—		133,500		283,425	—		5,000	511,925
Interim Chief Executive Officer (3)
Jeffrey W. Lunsford	2012	432,640	95,000	(5)	—		—	279,771		27,804	835,215
Former President,	2011	416,000	133,266		1,768,500	(6)	298,040	0	(7)	23,841	2,638,647
Chief Executive Officer and Chairman(4)	2010	416,000	—		1,104,000	(8)	2,786,880	512,573		21,699	4,841,152
Nathan F. Raciborski	2012	319,072	20,000	(5)	300,600		300,675	150,122		20,095	1,110,564
Former Co-Founder, Chief Technology Officer and	2011	306,800	59,221		410,080		921,183	0	(7)	29,306	1,726,590
Director	2010	306,800	—		—		406,420	206,910		21,634	941,764
Douglas S. Lindroth	2012	324,480	17,500	(5)	450,000		451,013	144,776		26,614	1,414,383
Senior Vice President,	2011	312,000	82,357	(9)	438,040		921,183	0	(7)	25,888	1,779,468
Chief Financial Officer and Treasurer	2010	312,000	—		—		522,540	188,100		28,184	1,050,824
David M. Hatfield	2012	272,272	—		450,000		451,013	203,940		21,996	1,399,221
Former Executive
Vice President,	2011	260,000	96,871		410,080		921,183	0	(7)	25,063	1,713,197
Global Sales and Services(4)	2010	260,000	—		—		406,420	376,200		13,895	1,056,515
Indu Kodukula	2012	59,679	—		1,002,250		—	23,358		2,624	1,087,911
Chief Operating Officer(3)

(1)

These amounts represent the grant date fair value for each of the Stock Awards (restricted stock units) and Option Awards (stock options) granted to our named executive officers in 2012 and in prior years, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting conditions. The amounts included in the Stock Awards column for any performance-based restricted stock units are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2012, 2011 and 2010 are included in Note 16 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)

Represents, among other things, amounts paid for health and life insurance for the employee and the employee’s family members for each of the named executive officers except Mr. Lento, company matches on 401(k) accounts, attorneys’ fees associated with the negotiation of an employment contract for Mr. Lento, tax gross-up payments for taxes due on the imputed income associated with attendance of the Company’s Founders’ Circle event for Mssrs. Lunsford, Lindroth and Hatfield, and amounts paid for certain travel, a car allowance and insurance premiums paid on behalf of Mr. Lindroth in 2010-2012, and auto registration fees for Mr. Lunsford in 2011, each for automobiles maintained by the individuals away from his respective home office.

(3)

Mr. Lento became the Company’s Interim Chief Executive Officer in November 2012 and then became the Company’s permanent President and Chief Executive Officer in January 2013. Mr. Kodukula commenced employment with the Company in October 2012.

(4)	Messrs. Lunsford and Hatfield each left the Company after the end of fiscal 2012.

(5)

Reflects discretionary recognition cash bonuses approved by the Compensation Committee on July 13, 2012 to individuals who were instrumental in the establishment, maintenance and success of the Gaikai Inc. transaction and relationship.

(6)

This amount represents the grant date fair value for (i) performance-based restricted stock units granted to Mr. Lunsford on December 30, 2010 ($1,186,000), which was based upon the probable outcome of the performance conditions (assumes the target level of performance is attained), consistent with the estimate of aggregate compensation cost to be recognized over the service period under ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions, as well as (ii) time-based restricted stock units granted to Mr. Lunsford in September 2011 as part of the equity component of the 2012 Supplemental Bonus Program ($582,500), also as computed in accordance with ASC Topic 718.

With respect to the performance-based restricted stock units, pursuant to the award documents, these performance-based awards were separated into three distinct tranches, with each tranche tied to a financial performance metric with a performance period that began in fiscal 2011. All or a portion of the restricted stock units in each of the three tranches could have become eligible for vesting based on achievement of the financial performance metric for that tranche, provided that Mr. Lunsford continuously remained a Service Provider to Limelight through each such vesting date. As of the end of fiscal 2012, none of the performance criteria for this award had been achieved. Following Mr. Lunsford’s departure in January 2013, these performance-based restricted stock units were forfeited.

(7)

The Compensation Committee approved and authorized this performance-based cash component of the 2012 Supplemental Bonus Program on September 14, 2011. All or a portion of the cash component was eligible for payment in the first quarter of 2013, depending on the attainment of specified fiscal 2012 corporate financial performance metrics set by the Compensation Committee, specifically revenue and adjusted EBITDA. The target and maximum cash bonus payable to Messrs. Lunsford, Lindroth, Raciborski, and Hatfield should Limelight achieve 100% of the performance criteria is $225,000, $176,250, $165,000, and $165,000 respectively. Following the end of fiscal 2012, Messrs. Lunsford, Lindroth, Raciborski, and Hatfield each received $89,280, $69,936, $65,472, and $69,936 attributable to the 2012 Supplemental Bonus Program, respectively.

(8)

This amount represents the grant date fair value for performance-based restricted stock units granted to Mr. Lunsford in 2010, computed in accordance with ASC Topic 718. All or a portion of the restricted stock units could have been eligible for vesting based upon the achievement of certain financial performance targets for the fiscal year ended December 31, 2010 related to the earn-out feature described in the Agreement and Plan of Merger to acquire EyeWonder, Inc., a copy of which was filed with a Current Report on Form 8-K on December 21, 2009. Following the end of fiscal 2010, it was determined that the performance target was not achieved, and accordingly, the RSUs did not become eligible for vesting and were forfeited.

(9)	Includes discretionary bonus approved by the Compensation Committee on September 8, 2011 in recognition of efforts in the completion of business transactions.

Grants of Plan-Based Awards in 2012

The following table provides information regarding grants of plan based awards to each of our named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(6)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)	Target ($)		Maximum ($)
(a)	(b)	(c)	(d)		(e)	(i)		(j)		(k)	(l)
Robert A. Lento	11/13/12	—	—		—	—		250,000	(4)	1.78	283,425
Robert A. Lento	11/13/12	—	—		—	75,000	(4)	—		—	133,500
Jeffrey W. Lunsford	02/07/12	1	339,800		679,600	—		—		—	—
Jeffrey W. Lunsford	07/13/12	55,662	55,662	(2)	55,662	—		—		—	—
Nathan F. Raciborski	02/07/12	1	151,000		302,000	—		—		—	—
Nathan F. Raciborski	07/13/12	24,735	24,735	(2)	24,735	—		—		—	—
Nathan F. Raciborski	11/08/12	—	—		—	—		250,000		1.80	300,365
Nathan F. Raciborski	11/08/12	—	—		—	167,000		—		—	300,600
Douglas S. Lindroth	02/07/12	1	133,500		267,000	—		—		—	—
Douglas S. Lindroth	07/13/12	21,868	21,868	(2)	21,868	—		—		—	—
Douglas S. Lindroth	11/08/12	—	—		—	—		375,000		1.80	451,013
Douglas S. Lindroth	11/08/12	—	—		—	250,000		—		—	450,000
David M. Hatfield	02/07/12	1	247,000		494,000	—		—		—	—
David M. Hatfield	07/13/12	40,460	40,460	(2)	40,460	—		—		—	—
David M. Hatfield	11/08/12	—	—		—	—		375,000		1.80	451,013
David M. Hatfield	11/08/12	—	—		—	250,000		—		—	450,000
Indu Kodukula (8)	10/29/12	1	250,000		500,000	—		—		—	—
Indu Kodukula (8)	10/29/12	6,825	6,825	(2)	6,825	—		—		—	—
Indu Kodukula	10/29/12	—	—		—	475,000	(5)	—		—	1,002,250

(1)

Amounts represent participation in the 2012 Management Bonus Plan (the “Plan”). Messrs. Lunsford, Raciborski, Lindroth and Hatfield were also participants in the 2012 Supplemental Bonus Program approved by the Compensation Committee in September 2011 and described in Limelight’s proxy statement for the fiscal year ended December 31, 2011, whereby the target and maximum potential bonus payments could have been $225,000, $165,000, $176,250, and 165,000 respectively. See the Summary Compensation Table for actual non-equity incentive amounts earned.

(2)

On July 13, 2012, the Compensation Committee approved a supplemental allocation of $500,000 to the Plan in relation to the Gaikai transaction, to be added to the total bonus calculated under the Plan in 2013 to all eligible Plan participants, including Messrs. Lunsford, Raciborski, Lindroth and Hatfield. The amounts were allocated to each eligible Participant after determination of the Plan bonus pool achievement, and in the case of Mr. Kodukula, prorated for the portion of 2012 that he was employed with the Company. See the Summary Compensation Table for actual non-equity incentive amounts earned.

(3)

Except for the restricted stock unit awards granted to Mr. Lento and Mr. Kodukula respectively, subject to the provisions of the 2007 Equity Incentive Plan or each recipient’s respective employment agreement, (i) a total of 50% of the restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(4)

The stock options and restricted stock units subject to the grants to Mr. Lento will vest on the six month anniversary of the effective date of Mr. Lento’s initial employment agreement, provided Mr. Lento is continuously a service provider with Limelight through each such vesting date.

(5)

The restricted stock units subject to the grants to Mr. Kodukula vested one-sixteenth (1/16th) on March 1, 2013, and an additional one-sixteenth (1/16th) will vest on the first day of each June, September, December and March thereafter, provided Mr. Kodukula is continuously a service provider with Limelight through each such vesting date.

(6)

Except for the stock option award granted to Mr. Lento, subject to the provisions of the 2007 Equity Incentive Plan or each recipient’s respective employment agreement, (i) a total of 50% of the stock options subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; (ii) a total of 33% of the stock options subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and (iii) a total of 17% of the stock options subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(7)

These amounts represent the aggregate grant date fair value for Option Awards and the aggregate service date fair value of Stock Awards, each computed in accordance with ASC Topic 718, as the case may be excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts are included in Note 16 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(8)

Mr. Kodukula was eligible to receive a target annual incentive bonus of $250,000 for calendar year 2012. The actual earned annual cash incentive for 2012 was prorated for the portion of calendar year 2012 during which Mr. Kodukula was an employee of the Company.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table presents certain information concerning the outstanding option and restricted stock, and restricted stock unit awards held as of December 31, 2012 by each named executive officer. The Market Values below are based on the reported closing market price of the Company’s common stock on the Nasdaq Global Market as of December 31, 2012 ($2.22 per share).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)		(g)		(h)	(i)		(j)
Robert A. Lento	0	250,000	$1.78	11/13/22	(1)	75,000	(1)	166,500	—		$—
Jeffrey W. Lunsford	750,000	0	6.53	11/20/16	(2)	—		—	—		—
	874,986	325,014	3.68	02/26/20	(3)	—		—	300,000	(4)	666,000
	200,000	0	2.33	09/14/21	(5)	—		—	—		—
Nathan F. Raciborski	400,000	0	15.00	05/29/17	(6)	—		—	—		—
	250,000	0	6.39	02/25/18	(7)	—		—	—		—
	104,998	15,002	5.03	06/01/19	(8)	—		—	—		—
	127,602	47,398	3.68	02/26/20	(3)	—		—	—		—
	83,852	91,148	8.07	02/17/21	(9)	—		—	—		—
	0	250,000	1.80	11/08/22	(10)	167,000	(10)	370,740	—		—
Douglas S. Lindroth	100,000	0	5.00	10/02/18	(11)	—		—	—		—
	52,500	0	6.52	02/05/18	(12)	—		—	—		—
	164,059	60,941	3.68	02/26/20	(3)	—		—	—		—
	83,852	91,148	8.07	02/17/21	(9)	—		—	—		—
	0	375,000	1.80	11/08/22	(10)	250,000	(10)	555,000	—		—
David M. Hatfield	250,000	0	6.39	02/25/18	(7)	—		—	18,750	(13)	41,625
	104,998	15,002	5.03	06/01/19	(8)	—		—	—		—
	127,602	47,398	3.68	02/26/20	(3)	—		—	—		—
	83,852	91,148	8.07	02/17/21	(9)	—		—	—		—
	0	375,000	1.80	11/08/22	(10)	250,000	(10)	555,000	—		—
Indu Kodukula	—	—	—	—		475,000	(14)	1,054,500	—		—

(1)	Vests on the six month anniversary of the effective date of Mr. Lento’s initial employment agreement, provided Mr. Lento continues to be a Service Provider through that vesting date.

(2)	Vested 1/24th on November 20, 2009 and 1/24th on the 20th day of each calendar month thereafter.

(3)

Vested 1/48th on February 1, 2010, and 1/48th vests each month thereafter on the first day of each month, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(4)

Each of the restricted stock units represented a contingent right to receive one (1) share of the Company’s common stock. These restricted stock units granted to Mr. Lunsford were performance-based and separated into three distinct tranches, with each tranche tied to a financial performance metric. All or a portion of the restricted stock units in each of the three tranches could have become eligible for vesting based on achievement of the financial performance metric for that tranche, provided that Mr. Lunsford continuously remains a service provider with Limelight through each such vesting date. Fifty percent (50%) of the restricted stock units in each of the first two tranches (i.e., 50,000 restricted stock units for each tranche) could have vested on the first quarterly vesting date following the Company’s public announcement of earnings for the fiscal quarter in which the performance metric for that specific tranche has been achieved, and the remaining fifty percent (50%) of the restricted stock units for the achieved tranche(s) could have vested in four equal installments of 12,500 restricted stock units each on the quarterly vesting date thereafter until fully vested, subject to the terms of the award agreement. One hundred percent (100%) of the restricted stock units in the third tranche (100,000 restricted stock units) could have become eligible for vesting upon achievement of the financial performance metric for the third tranche at the end of the two-year performance period beginning January 1, 2011 and ending December 31, 2012. As of the end of fiscal 2012, none of the performance criteria for this award had been achieved. Following Mr. Lunsford’s departure in January 2013, these performance-based restricted stock units were forfeited.

(5)	Vested 100% on December 31, 2012.

(6)	Vested 1/4th on the one year anniversary of the vesting commencement date of June 7, 2007 and 1/48th monthly thereafter.

(7)	Vested in 48 equal monthly installments beginning on March 25, 2008.

(8)	Vested 1/4th on June 1, 2010, and 1/48th vests monthly thereafter, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(9)

Vested 1/48th on February 1, 2011 and 1/48th vests each month thereafter on the first day of each month, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(10)

A total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

(11)	Vested 1/4th on October 20, 2009 and 1/48th monthly thereafter.

(12)	Vested in 36 equal monthly installments beginning on March 5, 2008.

(13)

These restricted stock units could have vested upon to the achievement of certain sales milestones. Following Mr. Hatfield’s departure in January 2013, these performance-based restricted stock units were forfeited.

(14)

Vested 1/16th on March 1, 2013, and an additional 1/16th vests on the first day of each June, September, December and March thereafter, provided the named executive officer is continuously a service provider with Limelight through each such vesting date.

Option Exercises and Stock Vested in Last Fiscal Year

The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2012, including the value of gains on exercise and the value of the stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Robert A. Lento	—	$—	—	$—
Jeffrey W. Lunsford	—	—	250,000	555,000
Nathan F. Raciborski	—	—	201,625	458,114
Douglas S. Lindroth	—	—	260,922	632,183
David M. Hatfield	—	—	201,625	458,114
Indu Kodukula	—	—	—	—

(1)

The aggregate dollar amount realized upon the vesting of a stock award represents the aggregate deemed fair value of the shares of our common stock underlying the stock award on the vesting date multiplied by the shares vested on the vesting date.

Director Compensation

The independent members of the Board of Directors are eligible to receive both cash and equity compensation for their service as board members as more fully described herein. Members of management who are on the Board of Directors are not eligible for additional compensation for their service as board members.

Pursuant to a European Expansion Consulting Agreement between the Company, Mr. Falk, and eValue AG, which was filed with a Current Report on Form 8-K on May 6, 2010, Mr. Falk received 52,500 shares of restricted stock units as compensation for his service on the Board and eValue AG received 197,500 shares of restricted stock units as consideration for consulting services performed by Mr. Falk on behalf of eValue AG, each of which vest in sixteen equal quarterly installments.

Pursuant to the Compensation Committee charter, the Compensation Committee periodically reviews and may recommend to the Board, changes to the compensation for members of our Board. In December 2010 and March 2012, the Compensation Committee engaged Compensia, an independent compensation consultant, to conduct a review of the Company’s director compensation program. Based on these reviews, the Company’s director compensation program included the following components during fiscal 2012:

•

The Company will grant options to purchase 52,500 shares of Limelight common stock when a new director first joins the Board of Directors (the “Initial Award Options”). The exercise price of the Initial Award Options is the fair market value of the underlying common stock on the date of grant, and the Initial Award Options vest in 36 equal monthly installments beginning one month following the date of grant.

•

Cash compensation for each outside director consisting of: (i) an annual cash retainer of $25,000 paid quarterly in arrears for services as an outside director; (ii) an annual cash retainer of $15,000 paid quarterly in arrears for service by an outside director as Audit Committee Chairman; (iii) an annual cash retainer of $5,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Audit Committee; (iv) an annual cash retainer of $10,000 paid quarterly in arrears for service by an outside director as Compensation Committee Chairman; and (v) an annual cash retainer of $2,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Compensation Committee. No annual retainer will be paid for service by a director either as Chairman or a member of the Nominating and Governance Committee. However, effective in fiscal 2013, an annual cash retainer of $25,000 will be paid quarterly in arrears for service by an outside director as non-executive Chairman of the Board.

•

Equity compensation for each outside director, consisting of two components: (i) an annual equity retainer of $12,000, generally paid in restricted stock units (the “Annual Equity Retainer”) and (ii) an annual equity award (the “Annual Award”). These equity awards are established by the Compensation Committee for each fiscal year during the first quarter of the fiscal year in accordance with the following principles: (i) the Annual Award will be based upon a fixed value (the “Fixed Value”) rather than a fixed number of stock options, restricted stock units or other equity award units; (ii) the Fixed Value shall correlate to the 25th percentile, the 50th percentile or the 75th percentile of the value of annual equity awards granted to outside directors in the Company’s Peer Group; (iii) the Compensation Committee will determine an appropriate Peer Group taking into consideration such factors as it deems relevant, including without limitation, total revenue, revenue growth, industry, income and number of employees; (iv) the Compensation Committee may rely upon the advice of an independent compensation consultant to the extent it deems such reliance necessary or appropriate to determine a relevant Peer Group and to identify the value of annual equity awards to directors at the 25th, 50th and 75th percentiles of the selected Peer Group; (v) in selecting the applicable Peer Group percentile to which the Fixed Value will correlate, the Compensation Committee will consider the Company’s financial performance during the previous fiscal year, the Peer Group percentile to which the value of equity awards granted to executive management most closely correlates with the intent that the Peer Group percentile for the directors’ Annual Award will align with the Peer Group percentile to which equity awards granted to executive management most closely correlate, and such other factors as the Compensation Committee may deem relevant; (vi) one half of the Fixed Value of an Annual Award will be satisfied with an award of non-statutory stock options and one half will be satisfied with an award of restricted stock units (as those terms are defined in the Company’s 2007 Equity Incentive Plan (the “Plan”)), provided however, if any director has a legal impediment to receipt of restricted stock units and notifies the Company of such impediment prior to the award and acceptance of such restricted stock units then all of the Fixed Value of the Annual Award, and the Equity Annual Retainer, will be satisfied with an award of non-statutory stock options; (vii) the vesting of the Annual Award and the Equity Annual Retainer shall be as set forth in Section 11(f)(iv) of the Plan; and (viii) the value of a stock option will be determined using the Black-Scholes valuation method and the value of restricted stock units will be determined using the Company’s 30 day average stock price for the 30 days preceding the valuation date. The Committee may rely upon the advice and guidance of its independent compensation consultant in determining appropriate values. Unless otherwise determined by the Compensation Committee, the valuation date will be the date of the Company’s annual meeting of its stockholders immediately following which the Annual Award and the Equity Annual Retainer are to be granted.

During fiscal 2012, Mr. Amaral received a $15,000 cash retainer for serving as Audit Committee Chairman, Messrs. Fisher and Peterschmidt each received a $5,000 cash retainer for serving as members of the Audit Committee, Mr. Perrone received a $10,000 cash retainer for serving as Compensation Committee Chairman, and Messrs. Amaral and Peterschmidt each received a $2,000 cash retainer for serving as members of the Compensation Committee. The Fixed Value for the 2012 annual awards was set at the 50th percentile of the value of annual equity awards granted to outside directors in the Company’s Peer Group. Prior to 2008, Messrs. Gleberman, Perrone and Harman waived receipt of equity awards as compensation for their service on the board. Since 2008, Messrs. Gleberman, Perrone and Harman accepted their annual equity award grants, and with the consent of Limelight, assigned the beneficial interest in those grants to their respective employers – Goldman Sachs & Co. with respect to Messrs. Gleberman and Perrone, and Oak Investment Partners with respect to Mr. Harman.

The following table presents the compensation received by our non-employee directors during fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)
Walter D. Amaral	$42,000	$61,795	$51,936	$155,731
Thomas Falk	—	—	—	—
Jeffrey T. Fisher	30,000	61,795	51,936	143,731
Joseph H. Gleberman	25,000	61,795	51,936	138,731
Fredric W. Harman	25,000	—	115,204	140,204
Peter J. Perrone	35,000	61,795	51,936	148,731
David C. Peterschmidt	32,000	61,795	51,936	145,731

(1)

These amounts represent the grant date fair value for the restricted stock unit awards granted to the non-management directors, as compensation for service on the Board, computed in accordance with ASC Topic 718.

(2)

These amounts represent the grant date fair value for each of the stock option awards granted to our directors in 2012, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting condition. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2012 are included in Note 16 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The following table sets forth the options to purchase shares of our common stock and restricted stock units issued in 2012 to our non-employee directors that held office during 2012:

Name	Grant Date	Number of Securities Underlying Options (#)	Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Walter D. Amaral	06/07/12	34,025	—	$2.40	$51,936
	06/07/12	—	25,748	—	61,795
Jeffrey T. Fisher	06/07/12	34,025	—	2.40	51,936
	06/07/12	—	25,748	—	61,795
Joseph H. Gleberman	06/07/12	34,025	—	2.40	51,936
	06/07/12	—	25,748	—	61,795
Fredric W. Harman	06/07/12	75,474	—	2.40	115,204
Peter J. Perrone	06/07/12	34,025	—	2.40	51,936
	06/07/12	—	25,748	—	61,795
David C. Peterschmidt	06/07/12	34,025	—	2.40	51,936
	06/07/12	—	25,748	—	61,795

(1)

These amounts represent the grant date fair value for each of the restricted stock units and stock option awards granted to our directors in 2012. The stock option awards are computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting condition. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2012 are included in Note 16 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employee Benefit Plans

We currently maintain two equity-based compensation plans that have been approved by the stockholders – the 2007 Equity Incentive Plan, which was approved by the stockholders in May 2007 and the Amended and Restated 2003 Incentive Compensation Plan, which was approved by the stockholders in October 2006. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2012:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)(2)
Equity compensation plans approved by security holders	14,310,257	$4.58	6,171,308
Equity compensation plans not approved by security holders	—	—	—
Total	14,310,257	4.58	6,171,308

(1)	Includes outstanding stock options and rights for 12,553,578 shares under the 2007 Equity Incentive Plan and 1,756,679 shares under the Amended and Restated 2003 Incentive Compensation Plan.

(2)

Includes 6,171,308 shares available for issuance under the 2007 Equity Incentive Plan. The 2007 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year; (ii) 4,500,000 shares; or (iii) such other amount as our Board of Directors may determine. On January 1, 2013, the number of shares reserved for issuance under the 2007 Equity Incentive Plan increased by 3,921,502 shares, representing 4% of the outstanding shares of our common stock on December 31, 2012. The data presented in this table was calculated as of December 31, 2012 and does not reflect the January 1, 2013 increase. We do not intend to grant any additional awards under our Amended and Restated 2003 Incentive Compensation Plan.

401(k) Plan

We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees could elect to reduce their current compensation by up to 15% or the statutory limit, $17,000 in 2012, whichever was less, and have us contribute the amount of this reduction to the 401(k) plan. In addition, beginning January 1, 2007, we began matching employee deferrals as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed 3% of compensation for the year and a fifty percent (50%) match on the next 2% of the employee’s deferrals. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and 10% stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2012, we believe that all our executive officers, directors and 10% stockholders complied with the applicable filing requirements. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to Limelight and the written representations of its directors, executive officers and 10% stockholders.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the director and executive compensation arrangements discussed above, the following is a description of transactions since January 1, 2012, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Investors’ Rights Agreement. In July 2006, we entered into an amended and restated investors’ rights agreement with the purchasers of our preferred stock, including GS Capital Partners entities and Oak Investment Partners XII, L.P., that provides for certain rights relating to the registration of their shares of common stock issued upon conversion of their preferred stock into common stock at the time of the IPO. Under these registration rights, holders of the then outstanding registrable securities may require on two occasions that we register their shares for public resale. Such registration requires the election of the holders of registrable securities holding at least 25% of such registrable securities. We are obligated to register these shares only if the requesting holders request the registration of the number of registrable securities with an anticipated offering price of at least $10 million. In addition, holders of registrable securities holding at least 5% of such registrable securities may require that we register their shares for public resale on Form S-3 or similar short-form registration, if we are eligible to use Form S-3 or similar short-form registration, and the value of the securities to be registered is at least $5 million. If we elect to register any of our shares of common stock for any public offering, the holders of registrable securities are entitled to include shares of common stock in the registration. However, we may reduce the number of shares proposed to be registered in view of market conditions, provided that we may not reduce the number of registrable securities included in any such registration below 20% of the total number of shares included in such offering. We will pay all expenses in connection with any registration described herein, other than underwriting discounts and commissions. These rights will terminate five years after the closing of our IPO and prior to then, any holder shall cease to have registration rights once that holder may sell all of its registrable securities under Rule 144 during any three-month period.

Equity Grants. Certain stock option and restricted stock unit grants made in 2012 to our directors and executive officers and related equity award policies are described elsewhere in this proxy statement.

Indemnification of Officers and Directors. Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers. Please see “Limitation on Liability and Indemnification Matters” for further information on indemnification of officers and directors.

Own3D Entertainment (Own3D). Mr. Falk, a member of Limelight’s Board of Directors, has an ownership interest in Own3D, a customer of the Company. For the year ended December 31, 2012, Limelight recorded revenues from Own3D of approximately $1,206,755. At December 31, 2012, the outstanding accounts receivable balance from Own3D was $1,212,477 of which the Company has recorded an allowance for bad debt of approximately $835,000 against the outstanding accounts receivable and has recorded deferred revenue of approximately $377,000. In January 2013, Own3D filed for bankruptcy.

eValue AG. In connection with the acquisition of EyeWonder, the Company entered into a European Expansion Consulting Agreement with eValue AG (“eValue”) and Mr. Falk. Mr. Falk serves as eValue’s Chief Executive Officer and managing director. As consideration for the services under this engagement, eValue received 197,500 restricted stock units, which vest in sixteen equal quarterly installments over a four year period. On the date the agreement was completed, the approximate value of the restricted stock units received by eValue was $793,950.

Policies and Procedures for Related Party Transactions. Our Board of Directors has adopted a written related party transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which the Company is a participant, the amount involved exceeds or is expected to exceed $5,000 in any calendar year and any related person has a direct or indirect interest. For purposes of the policy, “related persons” consist of executive officers or directors, any stockholder beneficially owning more than 5% of the Company’s common stock or immediate family members of any such persons. As provided by our Audit Committee charter and the related party transactions policy, our Audit Committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our Audit Committee any such related party transaction prior to its completion. A memorandum detailing our related party transactions is provided to the Audit Committee on a quarterly basis. The Audit Committee reviews and approves the related party memorandum with such approval being documented in the minutes of the Audit Committee meeting in which the related party memorandum is presented. Prior to the creation of our Audit Committee, our full Board of Directors reviewed related party transactions. Each of the related party transactions described above that were submitted to our Board of Directors were approved by disinterested members of our Board of Directors after disclosure of the interest of the related party in the transaction.

PROPOSAL THREE: APPROVAL OF 2013 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the adoption of our new 2013 Employee Stock Purchase Plan, or “ESPP,” and to authorize 4,000,000 shares of common stock for issuance under the ESPP. The requested share reserve represents approximately 4.1% of our currently outstanding shares of common stock. Our Board adopted the ESPP on April 9, 2013 subject to approval of our stockholders. We expect to implement the ESPP in the next 12 months at our discretion. The ESPP gives eligible employees the opportunity to purchase shares through payroll deductions at a discount from the market price.

The ESPP that stockholders are being asked to approve will allow us to make the benefits of an ESPP available to eligible employees, which our Board and management believe can be an important element of the total compensation and benefits we offer, will assist in the retention of our current employees, will help to attract new employees, and will continue to provide our employees with incentives to contribute to our future success by providing them an opportunity to purchase shares of our common stock.

In considering its recommendation to adopt the ESPP and reserve 4,000,000 shares of our common stock for purchase, our Board made certain assumptions regarding participation levels and stock price. We currently forecast that the requested number of shares will help us achieve our goals of attracting, retaining and motivating our employees through the purchase of shares under the ESPP for the foreseeable future, however, forecasting future usage of shares under the ESPP is difficult because future usage depends on a number of variables, including the number of eligible employees that choose to participate in the ESPP and their level of participation, and the stock price of our common stock.

General

Summary. The following is a summary of the principal provisions of the ESPP and its operation. This summary is qualified in its entirety by reference to the full text of the ESPP, which is attached as Appendix A to this Proxy Statement. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.

The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Internal Revenue Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code, and is not subject to the provisions of ERISA. If we offer foreign employees the right to make purchases under the ESPP, we may offer a sub-plan or other option under the ESPP not intended to satisfy Sections 421 and 423 of the Code.

Plan History. Our ESPP was approved by our Board on April 9, 2013. As of the record date, approximately 408 employees (including six executive officers) would be eligible to participate in the ESPP if implemented as of that date.

Purpose. The purpose of the ESPP is to (i) encourage employee ownership in Limelight and provide our employees with a convenient means of acquiring an ownership interest through payroll deductions, (ii) enhance such employees’ sense of participation in our business, and (iii) provide an incentive for continued employment.

Share Reserve. The ESPP authorizes the issuance of 4,000,000 shares of common stock pursuant to purchase rights granted to our employees or to employees of any of our designated subsidiaries.

Administration. Our Board or our Compensation Committee administers the ESPP (in either case, the “Administrator”). All questions of interpretation or application of the ESPP are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility. Each of our U.S.-based (or our designated subsidiaries’) employees is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (i) immediately after the grant, such employee would own 5% or more of our voting stock or the voting stock of one of our designated subsidiaries, or (ii) his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as the fair market value of the shares on the grant date) for each calendar year. In addition, the Administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least one year of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an executive, officer or other manager subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act, or (v) is a highly compensated employee under Section 414(q) of the Internal Revenue Code.

Offering Periods. Unless otherwise determined by the Administrator, each offering period under the ESPP will have a duration of approximately six months, commencing on the first trading day on or after June 1 of each year and terminating on the first trading day on or after December 1, approximately six months later, and commencing on the first trading day on or after December 1 of each year and terminating on the first trading day on or after June 1, approximately six months later. To participate in the ESPP, an eligible employee must authorize contributions up to 15% of such employee’s compensation during the offering period. For purposes of the ESPP, “compensation” shall mean an employee’s base straight time gross earnings, exclusive of payments for incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with us or one of our designated subsidiaries terminates. On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last trading day of the offering period to the extent of the contributions made during such offering period.

Purchase Price. Unless and until the Administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the offering period, or (ii) the last trading day of the offering period, subject to compliance with the Internal Revenue Code and the terms of the ESPP. The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on the NASDAQ Global Select Market.

Payment of Purchase Price; Payroll Deductions. Contributions are accumulated throughout each offering period, generally through payroll deductions. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of a participant’s contributions during that offering period by the purchase price; provided, however, that a participant may not purchase more than 3,750 shares each offering period. During an offering period, a participant may discontinue his or her participation in the ESPP and may increase or decrease the rate of payroll deductions in an offering period within limits set by the Administrator. No fractional shares will be purchased under the ESPP and any contributions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in a participant’s account for the subsequent offering periods.

All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with our general funds. Funds received by us pursuant to exercises under the ESPP are used for general corporate purposes. A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal. Generally, a participant may withdraw all but not less than all of his or her contributions from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

Termination of Employment. Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant’s right to purchase shares under the ESPP will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control

Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities, or other change in our corporate structure affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the ESPP that has not yet been exercised, and the maximum number of shares a participant can purchase during a offering period.

Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the Administrator will shorten any offering period then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the ESPP will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change in Control. In the event of a merger or “change in control,” as defined in the ESPP, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten the offering period with respect to which such option relates by setting a new exercise date on which such offering period will end. The new exercise date will be prior to the merger or change in control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the ESPP will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan. The Administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding. Generally, no such termination can adversely affect previously granted rights to purchase shares under the ESPP.

Upon its approval by the stockholders, the ESPP will continue until termination of the ESPP by the Administrator.

Plan Benefits. Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its adoption by the Board.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND LIMELIGHT UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

To be approved, Proposal No. 3 requires the affirmative vote of the majority of shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2013 EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

STOCKHOLDERS SHARING THE SAME ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same address unless they have notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received only one mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of receiving only one mailing for future mailings, please submit your request to our Corporate Secretary, Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona, 85281 or call James Todd in our Legal department at (602) 850-4831. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 23, 2013

Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary

Appendix A

LIMELIGHT NETWORKS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(j) below). The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

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(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Limelight Networks, Inc., a Delaware corporation, or any successor thereto.

(i) “Compensation” means an Eligible Employee’s base straight time gross earnings, exclusive of payments for commissions, overtime and shift premium, incentive compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(j) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(k) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(l) “Director” means a member of the Board.

(m) “Eligible Employee” means any individual who is a common law employee of the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Except as required by Applicable Law, any time-based eligibility requirements will be determined as of the Enrollment Date of the applicable Offering Period.

(n) “Employer” means the employer of the applicable Eligible Employee(s).

(o) “Enrollment Date” means the first Trading Day of each Offering Period.

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(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q) “Exercise Date” means the last Trading Day of each Offering Period. The first Exercise Date under the Plan will be December 2, 2013.

(r) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(s) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(t) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(u) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the first Trading Day on or after December 1 and June 1, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Participant” means an Eligible Employee that participates in the Plan.

(x) “Plan” means this Limelight Networks, Inc. 2013 Employee Stock Purchase Plan.

(y) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

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(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(bb) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December1 each year. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which

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he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following a date determined by the Administrator.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan

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occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 3,750 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased

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upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 4,000,000 shares of Common Stock.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

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14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

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17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are

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terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Limelight Networks, Inc. – 2013 Employee Stock Purchase Plan	A-10

23. Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect until terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Arizona (except its choice-of-law provisions).

27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

Limelight Networks, Inc. – 2013 Employee Stock Purchase Plan	A-11

LIMELIGHT NETWORKS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Period Date:

Change in Payroll Deduction Rate

1.                              hereby elects to participate in the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of              (Eligible Employee or Eligible Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the offering date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

Limelight Networks, Inc. – 2013 Employee Stock Purchase Plan	A-12

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social

Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Limelight Networks, Inc. – 2013 Employee Stock Purchase Plan	A-13

EXHIBIT B

LIMELIGHT NETWORKS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan that began on                     ,          hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Limelight Networks, Inc. – 2013 Employee Stock Purchase Plan	A-14

VOTE BY INTERNET - www.proxyvote.com
LIMELIGHT NETWORKS, INC. ATTN: CORPORATE SECRETARY 222 S. MILL AVE, SUITE 800 TEMPE, AZ 85281	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Jeffrey T. Fisher 02 David C. Peterschmidt 03 Robert A. Lento

The Board of Directors recommends you vote FOR proposals 2. and 3.								For	Against	Abstain

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm.							☐	☐	☐

3.	Approval of 2013 Employee Stock Purchase Plan.							☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

LIMELIGHT NETWORKS, INC. Annual Meeting of Shareholders June 6, 2013 9:00 AM MST This proxy is solicited by the Board of Directors

The enclosed Proxy is solicited on behalf of the Board of Directors of Limelight Networks, Inc. (“Limelight” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 6, 2013, at 9:00 a.m. MST (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at the Limelight Networks Global Headquarters, located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2012, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 and how to vote was mailed on April 26, 2013, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281 and at 201 Lomas Santa Fe Drive, Solana Beach, California 92075. Our telephone number is (602) 850-5000.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side